Exhibit 10.15

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

MANUFACTURE AND SUPPLY AGREEMENT

This MANUFACTURE AND SUPPLY AGREEMENT (the “Agreement”) is made as of August 18, 2017 (the “Effective Date”) by and among, on the one hand, OptiNose US, Inc., duly organized and existing under the laws of Delaware and having offices located at 1020 Stony Hill Road, Suite 300, Yardley, PA 19067 (referred to herein as “OptiNose US”), OptiNose UK Ltd. duly organized and existing under the laws of England and having offices located at Hunts Rise, South Marston Park, Wiltshire, SN3 4TG, England (referred to herein as “OptiNose UK”), and OptiNose AS, duly organized and existing under the laws of Norway and having offices located at Gaustadalleen 21 0349 Oslo, Norway (referred to herein as “OptiNose Norway”, and collectively with OptiNose US and OptiNose UK, “OptiNose”), and, on the other hand, Contract Pharmaceuticals Limited Canada, duly organized under the laws of the Province of Ontario and having offices located at 7600 Danbro Crescent, Mississauga, Ontario Canada L5N 6L6 (referred to herein as “CPL”). OptiNose and CPL are each a “Party” and together constitute the “Parties” under this Agreement.

WHEREAS, CPL is a contract manufacturer that manufactures and supplies pharmaceutical products to third party companies; and

WHEREAS, OptiNose desires that CPL manufacture and supply finished dose forms of the Product (as defined below) appropriate for marketing, commercial sale and distribution in accordance with the requirements of this Agreement;

NOW, THEREFORE in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

The following capitalized terms, whether used in the singular or plural, shall have the meanings assigned to them below for purposes of this Agreement and all Exhibits and Schedules hereto:

1.1                               “Affiliate(s)” means any corporation, firm, partnership or other entity that controls, is controlled by or is under common control with a Party.  For purposes of this definition, “control” shall mean the ownership of at least fifty percent (50%) of the voting share capital of such entity or any other comparable equity or ownership interest, or the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

1.2                               “ANDA/NDA” means any abbreviated new drug application or new drug application required to manufacture, market and sell finished dosage forms of the Products in the US Territories (as defined herein) filed by OptiNose with the FDA, and any supplements and amendments thereto which may be filed by OptiNose from time to time.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.3                               “Annual Minimum” means the lesser of (i) [***]% of the Annual Threshold or (ii) the Annual Threshold minus [***] units of Product (the equivalent of [***] full [***] kg batch at the theoretical yield); provided, however, that from and after the timely cure of a Supply Failure described in subsections (i) and (ii) of Section 2.11 and OptiNose’s resumption of ordering from CPL as described in Section 2.11, the applicable percentage in subsection (i) above shall be reduced by [***]% (for example, [***]% shall be reduced to [***]% upon the first instance, and then to [***]% upon the next instance), provided such percentage shall not go below [***]%.

1.4                               “Annual Threshold” means the actual annual aggregate requirements of OptiNose for the Product in the Territory, as reflected by OptiNose’s records of the number of Product units ordered from CPL and any other vendors by OptiNose, or manufactured by OptiNose itself, during the calendar year.

1.5                               “API” means the active pharmaceutical ingredient, fluticasone propionate required for the Product.

1.6                               “Applicable Laws” shall mean all laws, ordinances, codes, rules and regulations applicable: (a) to the obligations of CPL in the jurisdiction of manufacture to the manufacturing of the Product or any aspect thereof including without limitation the FD&C Act and cGMP; and (b) to the obligations of OptiNose.

1.7                               “Bailment Agreement” means that certain Master Bailment Agreement by and between OptiNose US and CPL, dated as of June 24, 2016.

1.8                               “Batch Records” shall have the meaning set forth in Section 6.1.

1.9                               “Binding Period” shall have the meaning set forth in Section 2.3.

1.10                        “Calendar Quarter” means a period of three (3) consecutive months commencing on January 1, April 1, July 1 or October 1 of any calendar year.

1.11                        “Capacity” means the facility space, equipment, utilities, maintenance capabilities, infrastructure, human capital, and other capabilities sufficient to manufacture the Product.

1.12                        “Confidential Information” shall have the meaning set forth in Section 8.2.

1.13                        “Conversion Cost” shall have the meaning set forth in Section 4.1.5.

1.14                        “CPL Indemnitee” shall the meaning set forth in Section 9.2.

1.15                        “Data” shall refer to all data, materials, plans, reports, test results and other information developed solely by or for OptiNose in connection with the Manufacture of the Product.

1.16                        “Defective Product” means any Product that contains a Patent Defect or Latent Defect.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.17                        “Delivery” means delivery of Product after Release to Distribution, packed pursuant to Section 2.12 of this Agreement, F.C.A. CPL’s loading dock at 7600 Danbro Crescent, Mississauga, ON Canada L5N 6L6.

1.18                        “Effective Date” means the date set forth in the preamble of this Agreement.

1.19                        “Environmental Laws” means all applicable laws, directives, rules, regulations, guidelines and court orders currently in existence or hereafter adopted relating to occupational safety and health, or safety, preservation or protection of the environment and/or relating to the release, threatened release, handling, treatment, transportation or storage of wastes or materials in the jurisdiction of manufacture.

1.20                        “Facility” means; a) for manufacturing and Delivery purposes, CPL’s manufacturing facility located at 7600 Danbro Crescent, Mississauga, Ontario, Canada L5N 6L6 or any other CPL controlled facility approved in writing by OptiNose (such approval not to be unreasonably delayed or withheld); and b) for laboratory testing purposes: 2145 Meadowpine Blvd. Mississauga, Ontario, Canada L5N 6R8.

1.21                        “FDA” means the United States Food and Drug Administration and any successor bodies.

1.22                        “FD&C Act” means the Federal Food, Drug, and Cosmetic Act, as amended, and includes the rules, and regulations and guidances promulgated thereunder.

1.23                        “Final Approval Date” means the date OptiNose has received all regulatory approvals for the commercial sale of the Product in the Territory.

1.24                        “Force Majeure” shall have the meaning set forth in Section 11.5.

1.25                        “Initial Term” shall have the meaning set forth in Section 11.1.

1.26                        “Intellectual Property” means any and all of the following, and rights in, arising out of, or associated therewith:  U.S. and non-U.S. (a) patents, utility models, supplementary protection certificates and applications thereof (including provisional applications, invention disclosures, certificates of invention and applications for certificates of invention) and divisionals, continuations, continuations-in-part, reissues, renewals, extensions, re-examinations, and equivalents thereof, (b) trade secrets, know-how, proprietary information, inventions, discoveries, improvements, technology, technical data, and research and development, whether or not patentable, (c) trademarks, service marks, trade dress, trade names, and equivalents thereof, (d) copyrights, mask works, registrations and applications thereof, and any equivalents thereof.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.27                        “Latent Defect” means any instance where a Product fails to conform to the Specifications, Applicable Laws or the Quality Agreement, in each case if proximately caused by the acts or omissions of CPL prior to Delivery hereunder (which shall include CPL’s failure to confirm that the OptiNose Components conform to the Specifications, and any failure to conform arising from the Raw Materials other than the OptiNose Components), which is not a Quantitative Defect or Patent Defect.

1.28                        “Losses” shall have the meaning set forth in Section 9.1.

1.29                        “Manufacture(d)” or “Manufacturing” means the compounding, filling, manufacture, assembly, packaging and, testing of the API and Raw Materials into the Product in accordance with the Specifications and the terms and conditions set forth in this Agreement.

1.30                        “Notice(s)” shall have the meaning set forth in Article 13.

1.31                        “OptiNose Components” shall have the meaning set forth in Section 2.1(e).

1.32                        “OptiNose Equipment” shall mean OptiNose Equipment as defined in the Bailment Agreement, as modified by Section 3.1 to include the items described on Schedule 1 attached hereto.

1.33                        “OptiNose Indemnitee” shall have the meaning set forth in Section 9.1.

1.34                        “OptiNose Vendors” shall have the meaning set forth in Section 2.1(e).

1.35                        “Patent Defect” shall mean any instance where a Product fails to conform to the Specifications, Applicable Laws or the Quality Agreement, in each case if proximately caused by the acts or omissions of CPL prior to Delivery hereunder (which shall include CPL’s failure to confirm that the OptiNose Components conform to the Specifications, and any failure to conform arising from the Raw Materials other than the OptiNose Components), where such failure is or was discovered upon actual inspection, if any, upon receipt by OptiNose or its designee.

1.36                        “Product” means the full saleable or sample product unit for OPN-375 including without limitation active ingredient, delivery system, container closure system, and market package.

1.37                        “Purchase Order” shall have the meaning set forth in Section 2.5.

1.38                        “Purchase Price” shall have the meaning set forth in Section 4.1.1.

1.39                        “Quality Agreement” shall mean that Quality Agreement to be entered between the parties related to production of the Product.

1.40                        “Quantitative Defect” means any instance in which CPL has Delivered a quantity of Product that is at least [***]% less than the quantity stated in any invoice or bill of lading.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.41                        “Raw Material” means all raw materials, including API, supplies, components and packaging components and material necessary to manufacture and ship the Product in accordance with the Specifications.

1.42                        “Regulatory Authority” means any governmental authority within the Territory or applicable to any Facility (including, but not limited to, the FDA and the applicable Canadian Health Authority) involved in regulating any aspect of the development, manufacture, testing, packaging, storage, handling, market approval, sale, distribution, Delivery or use of the Products in accordance with Applicable Laws.

1.43                        “Release to Distribution” shall mean the written approval provided by OptiNose to CPL approving the Batch Records and authorizing CPL to Deliver the Products.

1.44                        “Renewal Term” shall have the meaning set forth in Section 11.1.

1.45                        “Required Change” shall have the meaning set forth in Section 2.2.2.

1.46                        “Rolling Forecast” shall have the meaning set forth in Section 2.3.

1.47                        “Specifications” means the procedures, requirements, standards, quality control testing and other data and requirements for the Product set forth in Exhibit A as such Exhibit may be amended in accordance with the terms of this Agreement.

1.48                        “Supply Failure” has the meaning provided in Section 2.11.

1.49                        “Term” shall have the meaning set forth in Section 11.1.

1.50                        “Territory” means the United States of America, its territories, possessions, commonwealths, and any other country which the Parties agree in writing to add to this definition of Territory in an amendment to this Agreement.

ARTICLE 2

MANUFACTURE AND SUPPLY

2.1                               Purchase and Supply of Product.

(a)                                 Overview.  From and after the Final Approval Date and during the Term hereof, OptiNose shall (except as otherwise provided in this Agreement) purchase at least the Annual Minimum of Product from CPL in accordance with the terms and conditions hereof, and CPL shall Manufacture the Product at the Facility in accordance with the Specifications, Applicable Laws and the terms and conditions of this Agreement. It is expressly understood and agreed that at OptiNose’s sole cost and expense, OptiNose shall have the right to qualify a secondary supplier of Product (a “Back-Up Supplier”) and may purchase Product from such Back-Up

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Supplier so long as it purchases the Annual Minimum from CPL.  CPL agrees to promptly (and in any event within [***] days) transfer to such Back-Up Supplier all documentation related to the processes, protocols, procedures, methods and tests relating to the Manufacturing of Product in accordance with the Specifications and Applicable Law.  In connection with a transfer to a Back-Up Supplier, CPL shall provide OptiNose a list of all suppliers of Raw Materials and any other components used in connection with the manufacture of the Product.  [***].  The obligations of CPL under this Section 2.1(a) shall survive for [***] ([***]) days after the expiration or termination of this Agreement.

(b)                                 Labeling.  OptiNose shall provide CPL with all artwork, copy or other materials necessary for the Product labels, printed packaging materials and Product inserts.  CPL shall accurately implement copy changes as reasonably required by OptiNose, and CPL shall not make any changes to the artwork, copy or other materials without the prior written approval of OptiNose. CPL shall ensure that all Product is packaged and assembled with labeling affixed in accordance with the Specifications, before Delivery of any such Product.

(c)                                  Annual Minimum.  Within [***] ([***]) days following the end of each calendar year during the Term of this Agreement and within [***] (***) days following the expiry or earlier termination of the Term of this Agreement, OptiNose shall determine the Annual Threshold and the Annual Minimum and shall provide such numbers to CPL together with sufficient information, certified by an officer of OptiNose to enable CPL to confirm OptiNose’s determination and the quantity of any deficiency.  If OptiNose fails to order from CPL the Annual Minimum, then as OptiNose’s sole and exclusive liability and CPL’s sole and exclusive remedy, OptiNose shall, within [***] ([***]) days following determination of such fact, pay to CPL an amount equal to [***] as noted on Exhibit B hereto.  For purposes of calculating any amount to be paid by OptiNose to CPL for an Annual Minimum shortfall, the supply prices in effect at the end of the applicable annual period in which the shortfall occurred shall apply.

(d)                                 Raw Material Procurement.  OptiNose, [***], is responsible for the purchase of all API, cap and liquid delivery subassembly, and CPL is responsible for the purchase of all other Raw Materials.  CPL is responsible for the receipt, storage, sampling, testing and release for use of all Raw Materials, including without limitation the OptiNose Components, according to Specifications, the Quality Agreement and Applicable Laws.  For some Raw Materials, OptiNose may instruct CPL to use specific suppliers to leverage existing contracts.  CPL shall be entitled to include in the Purchase Price [***].

(e)                                  Selected Vendors.  Unless otherwise instructed by OptiNose at a subsequent date, CPL shall order the Raw Material identified in Schedule 3 attached hereto from those suppliers identified thereon (the “OptiNose Vendors”).  The Raw Material to be supplied by those suppliers set forth in Schedule 3, as such Schedule may be amended from time to time pursuant to the terms of this Agreement, are collectively referred to as the “OptiNose Components”.  With each of these vendors, OptiNose shall enter supply agreements, which agreements shall provide for CPL to be the agent of OptiNose for the limited purposes of (i) instructing each vendor on the time and destination for shipments of the relevant Raw Material from each such vendor, and (ii) inspecting and ensuring that Raw Material provided by each such vendor meets the applicable specifications.  Further, CPL shall enter quality agreements with such vendors, in consultation

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

with OptiNose (including OptiNose’s review and comment on such quality agreements), requiring such vendors to comply with Applicable Law and to supply their respective Raw Material in a manner that enables CPL to Manufacture and supply the Product in compliance with Applicable Law and in accordance with the Specifications.  CPL shall conduct audits [***] of, and otherwise manage, suppliers of the OptiNose Components as appropriate to ensure compliance with the above-referenced quality agreements.  By mutual written agreement, OptiNose and CPL may decide to adjust responsibility and any fee for Raw Material procurement.  If such audits by CPL result in CPL determining that such vendors are not in compliance with such quality agreements, CPL shall inform OptiNose of CPL’s audit findings and OptiNose shall negotiate to resolve disputes regarding any right, obligation, duty or liability which may arise between CPL and the vendor under the quality agreement, provided it is understood and agreed that CPL shall, upon request by OptiNose, use [***] to assist OptiNose in any such investigations and dispute resolution [***].  Any failure by CPL to meet Product Delivery timelines as a result of such dispute resolution with an OptiNose Vendor or as a result of non-compliance by an OptiNose Vendor with the above referenced supply and/or quality agreements shall not be a Supply Failure and/or a breach of this Agreement, save for an OptiNose Vendor failure to provide Raw Material that conforms to the Specifications and such non-conformance was not detected by CPL in accordance with CPL’s obligations under this Agreement or the Quality Agreement. Notwithstanding anything to the contrary in this Agreement and/or in the Quality Agreements between CPL and the OptiNose Vendors and/or between CPL and OptiNose, resolution of any quality issues and/or performance of Raw Materials received by CPL from the OptiNose Vendors (other than confirmation by CPL that such Raw Materials conform to the Specifications) shall be the responsibility of OptiNose.  Upon CPL’s receipt of OptiNose Components, CPL shall inspect such OptiNose Components and ensure that such OptiNose Components provided by such OptiNose Vendor meets the applicable specifications for such OptiNose Components and that no patent defects or quantitative defects exist.  CPL shall do such inspection within [***] ([***]) business days of its receipt of such OptiNose Components, provided it shall have [***] ([***]) days for its inspection of the API.  Should the OptiNose Components fail any such inspection or should CPL identify any issues with the OptiNose Components CPL shall provide written notice to OptiNose and the applicable OptiNose Vendor within [***] of such failure and/or issue.

2.2                               Product Information.

2.2.1                     Source/License.  Subject to the terms of this Agreement, including but not limited to the warranties and representations of CPL set forth in Article 7 and the obligations of CPL set forth in Article 8, OptiNose shall provide to CPL, and hereby grants CPL a limited (as set forth in the next sentence hereof) license to use, all Specifications, formulas, processes, analytical methods, Data, regulatory approvals, technology, Confidential Information and Intellectual Property of OptiNose necessary for the Manufacture of the Product in accordance with this Agreement (including, but not limited to, CPL’s full compliance with the confidentiality and Intellectual Property obligations hereof).  The license granted to CPL pursuant to this Section shall be a non-exclusive, royalty-free license (without the right to grant sublicenses) limited to CPL’s use solely for purposes of fulfilling its obligations under, or otherwise effectuating, this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.2.2                     Specifications.  All Specifications shall be provided by OptiNose to CPL, or created by CPL or a third party and approved by OptiNose and CPL.  Any changes in the Specifications agreed to by the Parties from time to time shall be in writing, dated and signed by the Parties.  Except as provided in this subsection, no change in the Specifications, Manufacturing process, or Facility (other than changes to the Facility that are not prohibited under the Quality Agreement and do not substantially adversely impact the Manufacture of the Product), shall be implemented by CPL until the Parties have agreed in writing to such change, the implementation date of such change, any regulatory implications, and any increase or decrease in costs, expenses or fees associated with such change.  CPL shall respond promptly to any request made by OptiNose for a change in the Specifications, and both Parties shall use [***] to agree to the terms of such change in a timely manner.  If changes in Specifications result in implementation and/or increased Product costs to CPL, [***]. Changes resulting in reduction in cost of goods, following reimbursement or recapture of costs incurred by CPL to effect such reduction in costs, [***]. CPL shall provide documentation of the changes in any such costs. Notwithstanding the foregoing, the Parties shall promptly notify each other of any change in Specifications or Manufacturing process requested or required by a Regulatory Authority or an Applicable Law (a “Required Change”), and the Parties shall thereafter work in good faith to agree in writing upon the change in Specification or process, its effective date and the costs, expenses and fees associated with such Required Change (which, CPL shall in any event use [***] to limit to the reasonable and necessary costs of effecting such Required Change) and to effect a corresponding written amendment to this Agreement reflecting same. However, it is understood and agreed that, if the Parties fail to agree upon the change in Specification or process to be made in response to a Required Change, OptiNose shall have the right to terminate this Agreement upon not less than [***] ([***]) days prior written notice to CPL, and if OptiNose does not so terminate this Agreement, CPL shall make each Required Change that OptiNose requests in writing; provided that CPL’s implementation of such Required Change does not have a material effect on the CPL facility or CPL’s ability to carry on its business in the ordinary course consistent with how it was being conducted prior to OptiNose’s Required Change request, while the Parties continue negotiations in good faith as to costs, expenses and fees; provided, further, that [***]. In the event that the implementation of such Required Change would have a material effect on the CPL facility or CPL’s ability to carry on its business in the ordinary course consistent with how it was being conducted prior to OptiNose’s change request, and CPL provides OptiNose written notice thereof as soon as is reasonably practicable (provided such notice is not provided more than [***] ([***]) business days after CPL determines a Required Change would have such a material effect), OptiNose shall have the right to terminate this Agreement upon written notice to CPL.

2.3                               Forecasts.  Commencing on the Effective Date, OptiNose shall provide CPL each month with non-binding, rolling [***] ([***]) month forecast of its Product requirements (“Rolling Forecast”).   OptiNose shall be obligated to purchase the unit quantity of Products for the first [***] months of any Rolling Forecast that was requested in the Rolling Forecast for that [***] ([***]) month period (a “Binding Period”).  During the [***] of each calendar month OptiNose will issue a new Rolling Forecast which shall be updated monthly by OptiNose no later than the [***] ([***]) business day of each calendar month with the Binding Period updated with each Rolling Forecast to include the new [***] month of the going forward [***] month Rolling Forecast.  CPL shall participate in periodic sales and operations planning meetings with

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

OptiNose and other suppliers as both Parties reasonably deem appropriate.  Notwithstanding any other provision of this Agreement, for Rolling Forecasts issued prior to Final Approval Date, OptiNose shall not be required to place any Purchase Order for quantities that otherwise would be applicable for any Binding Period, and OptiNose may, in its sole discretion, cancel or modify any Purchase Order placed prior to the Final Approval Date; [***].  The Parties will work collaboratively together regarding planning of production of initial Product required to build initial launch quantities of Product in anticipation of the Final Approval Date.  During the term of this Agreement, CPL shall ensure that, subject to utilization of OptiNose Equipment, it has the Capacity to meet all of OptiNose’s requirements for Product in a timely manner based on the applicable Rolling Forecast under this Agreement and subject to the Product’s standard lead time pursuant to Section 2.5; provided that if new or additional OptiNose Equipment is required CPL will inform OptiNose with sufficient lead time for such OptiNose Equipment to be acquired and qualified for use under this Agreement.

2.4                               Reliance on Forecasts.  CPL may order those Raw Materials necessary or appropriate to fulfill the forecasted Product requirements at the forecasted times, taking into account necessary lead times, agreed upon order policies, any minimum quantities required by suppliers, the Binding Period and any Purchase Orders for Product outside the Binding Period. In no case shall CPL maintain more than a [***] ([***]) month supply of Raw Materials without OptiNose’s prior written consent.  If the Purchase Orders for the corresponding period from OptiNose are for a quantity less than would reasonably support the amount of Raw Materials that CPL purchased in good faith in accordance with the preceding sentence, and CPL warrants and represents that it is ultimately, in the exercise of [***], unable to return such Raw Materials or use them, including to make Product hereunder within [***] ([***]) months of receipt of such Raw Materials by CPL and provided [***] has not already been provided by OptiNose for such Raw Materials otherwise under this Agreement, [***]; provided, however, that if CPL later uses such Raw Materials, [***].

2.5                               Purchase Orders.  OptiNose shall submit written Purchase Orders on its standard form for Product specifying: (a) the number of units of Product to be purchased, (b) the Purchase Price (determined in accordance with Exhibit B hereto) and (c) the expected date of Delivery (“Purchase Orders”).  For Delivery of each Product, unless agreed with CPL under the circumstances, a Purchase Order shall not request a date of Delivery sooner than [***] ([***]) calendar days from the date of the Purchase Order.  CPL shall confirm Purchase Orders and projected dates of Delivery within [***] of receiving a Purchase Order, and CPL may only reject such a Purchase Order if permitted under Section 2.7 of this Agreement or in the event of Force Majeure. Failure of CPL to confirm any Purchase Order within the [***] period shall be deemed to be acceptance of such Purchase Order.

2.6                               Terms of Sale.                                            ANY ADDITIONAL OR INCONSISTENT TERMS OR CONDITIONS OF ANY STANDARDIZED FORM OF EITHER PARTY, INCLUDING WITHOUT LIMITATION, ANY PURCHASE ORDER, INVOICE, CONFIRMATION, OR ACKNOWLEDGMENT GIVEN OR RECEIVED PURSUANT TO THIS AGREEMENT WILL HAVE NO EFFECT AND SUCH TERMS AND CONDITIONS ARE HEREBY EXCLUDED UNLESS THE PARTIES SPECIFICALLY AGREE IN WRITING SIGNED BY BOTH

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PARTIES FOR SUCH TERMS OR CONDITIONS TO SUPPLEMENT OR SUPERCEDE THE TERMS AND CONDITIONS OF THIS AGREEMENT.

2.7                               Purchase Orders for the Binding Period.  OptiNose shall issue Purchase Orders for unit quantities of Product that are equal to or greater than the amount set forth in the Rolling Forecast for the applicable Binding Period, and CPL shall accept all such Purchase Orders except to the extent such Purchase Orders are for unit quantities of Product greater than [***]% of the amount set forth in the Rolling Forecast for such Binding Period (rounding such calculation up to the nearest batch size).  In the event OptiNose issues Purchase Orders for unit quantities in excess of such [***]% of the Rolling Forecast for an applicable Binding Period (rounding such calculation up to the nearest batch size) or requests a change to a Purchase Order to increase unit quantities, CPL shall use [***] to accept (wholly or in part) such Purchase Orders for additional quantities or requested increases.  Within [***] ([***]) business days of receipt of a Purchase Order for unit quantities in excess of [***]% of the Rolling Forecast for an applicable Binding Period ([***]) or request for a change to a Purchase Order to increase unit quantities, CPL shall (subject to its obligations pursuant to the foregoing sentence) notify OptiNose whether it can accept, wholly or in part, such Purchase Order or requested increase, and for all amounts that CPL accepts CPL shall be obligated to supply such excess quantities as if it was a part of the original Purchase Order governed by the terms of this Agreement.  In the case of a partial acceptance, CPL shall specify quantities and/or the date of projected Delivery.  OptiNose shall not decrease the quantity of Product ordered in a Purchase Order. Except to the extent set forth above, failure of CPL to accept the increased quantity of Product as a result of a change to a Purchase Order in excess of the original amount ordered shall not be a breach of this Agreement.

2.8                               Order Cancellation.   Subject to the other provisions of this Agreement, in the event that OptiNose cancels or defers any Purchase Order issued by OptiNose and confirmed by CPL, OptiNose shall be bound to purchase [***] percent ([***]%) of Product ordered against such Purchase Order.

2.9                               Non- or late Deliveries. In the event that CPL is unable to provide Delivery of the Product on or before a date of Delivery specified in the applicable Purchase Order, CPL shall notify OptiNose of such delay and provide the revised date for Delivery.  If CPL fails to Deliver the Product in the quantities ordered in any accepted Purchase Order within [***] ([***]) business days of the date specified in such Purchase Order, for reasons other than Force Majeure, then in addition to, and without waiver or limitation of any of its other rights hereunder, at law or in equity, OptiNose shall be entitled to a discount of [***] percent ([***]%) off the price of the late-delivered Product for each week that Delivery is delayed (retroactive to the first day of such delay) up to a maximum discount of [***] percent ([***]%). The adjusted price for the Product shall be reflected by CPL in its invoice. However, if CPL fails, for any reason other than Force Majeure lasting more than [***] ([***]) calendar days, to Deliver Product pursuant to an accepted Purchase Order in accordance with its terms, in addition to, and without waiver or limitation of any of its other rights hereunder, at law or in equity, such failure shall constitute a Supply Failure pursuant to Section 2.11, and OptiNose may elect to cancel such Purchase Order and order the Product from the unfulfilled Purchase Order from a Back-up Supplier, as provided in Section 2.11 below.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.10 Back-up Supplier due to Supply Failure.  In the event of a Supply Failure as set forth in subsection 2.11 below, at the option of OptiNose, CPL shall [***] (but in no event later than [***] ([***]) days after notice from OptiNose) transfer to OptiNose or a Back-Up Supplier all of the processes, protocols, procedures, methods and tests relating to the Manufacture of Product in accordance with the Specifications and Applicable Law pursuant to the terms set forth in Section 2.1(a), plus provide any technical assistance to OptiNose or the Back-Up Supplier that is reasonably necessary for OptiNose or the Back-Up Supplier to Manufacture Product during the Supply Failure.

2.11                        Supply Failure.  In the event that:

(i)                                     the Facility fails an inspection or suffers a hold or disciplinary action by the FDA or any other government authority that prevents CPL from Delivering Product and CPL fails to cure such inspection shortcoming, or remove or  resolve such hold or disciplinary action in such a manner that the Facility passes re-inspection by the FDA or applicable government authority and/or is free of the hold or disciplinary action, in good standing with FDA or such other applicable government authority, and is lawfully able to and does resume timely and conforming manufacture and delivery of OptiNose’s Product requirements in accordance with this Agreement within [***] ([***]) days of such original inspection, or imposition of the hold or disciplinary action;

(ii)                                  CPL materially breaches obligations or requirements under this Agreement related to the Manufacture and Delivery of the Product as set forth herein and fails to cure such breach within [***] ([***]) days of notice thereof by OptiNose, provided, however, that such [***] ([***]) day cure period shall be extended by up to an additional [***] ([***]) days if such breach is reasonably curable within such period and if CPL is diligently working to cure such breach as soon as practicable;

(iii)                               a Force Majeure preventing CPL from effecting timely Manufacture and/or Delivery of OptiNose’s requirements of Product endures, or CPL cannot provide prompt written assurance upon OptiNose’s reasonable written request that CPL can effect timely Manufacture and/or Delivery for more than [***] ([***]) days after such request, or

(iv)                              this Agreement is terminated by OptiNose pursuant to Section 11.3,

(each of (i) — (iv), a “Supply Failure”), OptiNose shall be relieved of its obligation to obtain any Product from CPL under this Agreement and shall be entitled to instead obtain Product from the Back-up Supplier, provided, that upon subsequent timely cure by CPL of a Supply Failure described in subsections (i), (ii) or (iii) above, OptiNose shall within [***] ([***]) days of such cure resume ordering the Annual Minimum requirements of Product from CPL, with the Annual Minimum modified from and after such resumption for the remainder of the Term, as provided in the definition of Annual Minimum.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.12        Delivery.   All Products provided for Delivery by CPL under this Agreement shall be (i) suitably packed by CPL for Delivery in accordance with good commercial practice and instructions provided to CPL by OptiNose with respect to protection of such Product during transportation, (ii) marked for shipment to OptiNose or its distributor, (iii) accompanied by a certificate of analysis, certificate of compliance, import/export documents, and other documents as necessary and appropriate and in accordance with the terms of the Quality Agreement.

2.13        Competitive Products.  Provided that in so doing, no Confidential Information or Intellectual Property of OptiNose is in any manner infringed by, or used (including the OptiNose Equipment) or disclosed to anyone, CPL shall have the right to manufacture, package and/or supply products to third parties which may compete with the Product and which may or may not contain the same active ingredient or ingredients as the Product; provided, however, that neither CPL nor any of its Affiliates shall directly or indirectly (whether for itself or a third party), Manufacture, import, export, develop, obtain Regulatory Approval for, or commercialize, market, sell, offer for sale, package or distribute the Product other than as required pursuant to this Agreement (including with respect to any Back-up Supplier or secondary supplier), nor shall CPL or any of its Affiliates directly or indirectly (whether for itself or a third party), develop a generic equivalent to the Product that involves the exhalation delivery of drug product(s) to the nasal cavity.  For purposes of clarity, this Section shall not prohibit CPL from manufacturing, packaging or supplying a product that involves the exhalation delivery of any and all drug product(s) to the nasal cavity that has been submitted for regulatory approval or approved for marketing, commercialization or sale by the FDA before CPL’s involvement.

ARTICLE 3

OPTINOSE EQUIPMENT

3.1          OptiNose Equipment; Bailment Agreements.  OptiNose and CPL have entered that certain Bailment Agreement with respect to the OptiNose Equipment which is attached hereto in Exhibit C.  The Parties hereby agree that the term OptiNose Equipment as used in the Bailment Agreement will include both the items described on Schedule A to the Bailment Agreement and the items described on Schedule 1 hereto.  The Parties further agree that the term of the Bailment Agreement shall be co-terminus with the termination of this Agreement. Any additional OptiNose equipment not covered by the Bailment Agreement shall be added to Schedule A to the Bailment Agreement.

ARTICLE 4

PRICES AND PAYMENT

4.1          Price and Continuous Efficiencies Pass Through.

4.1.1       Price.  OptiNose shall pay CPL the unit price set forth in Exhibit B for all Product Manufactured by CPL (“Purchase Price”).  The Parties expressly acknowledge and agree that the unit pricing specified in Exhibit B is predicated upon the batch size designated therein. If a smaller or larger batch size is requested by OptiNose, prior to the Manufacture of such smaller or larger batch size, CPL shall advise OptiNose of the proposed adjustment to the Purchase Price, as applicable, to reflect the [***] impact of the batch size change, including the reasons for the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

adjustment, including but not limited to process and/or packaging validation, claimed to be applicable. The Parties shall agree on such adjusted Purchase Price prior to the Manufacture of such smaller or larger batch size. The Parties also acknowledge and agree that the entire batch will be filled into a single Stock Keeping Unit (“SKU”) and should OptiNose request that a batch be split into two or more SKUs, CPL shall issue a revised unit price based on a line change over fee, such fee to be agreed upon by the Parties prior to implementation. The maximum number of splits in any particular batch is [***] ([***]).

4.1.2   Waste Factor Price Adjustment.  After the Final Approval Date and provided that CPL has Manufactured the first [***] ([***]) batches of commercial quantities of the Product, the Parties will agree upon maximum waste factors for Raw Materials, and the Parties will agree upon an equitable adjustment of the Purchase Price to reflect the results of and learnings from Manufacture of such batches.

4.1.3       Cost Reduction Plan.  The Parties shall meet from time to time, but no less than [***] annually, to seek initiatives to improve quality of the Product and/or to reduce material, labor and other costs, and the Parties shall work reasonably after such meeting to implement such initiatives. For each such initiative, the following shall be subject to mutual agreement: the capital and expense to implement the initiative, the Party to provide funds for such capital and expense, the expected cost savings to result, and an equitable sharing of the cost and other benefits from the initiative after recoupment of the funds provided for the initiative (which sharing shall take into account a reasonable return on investment for the party providing the funds to implement such initiative).

4.1.4       Raw Material Price Increase.  Upon advance written notice to OptiNose in each instance, CPL shall be entitled to an immediate adjustment to the unit price for a Product by the amount of the increase in Raw Materials cost where any increase in Raw Material costs increase the total unit price for the Product by [***] percent ([***]%) or more.  CPL shall provide sufficient documentation to support any unit price adjustment in accordance with this Section.

4.1.5       Annual Price Adjustment.  During the Term of this Agreement after [***], the unit price of each Product shall be increased or decreased, which adjustment shall become effective on January 1 of the subsequent calendar year by (a) the change in the cost of Raw Materials; provided, however, that any such change will not include the amount of any price change already implemented under Section 4.1.4 of this Agreement and (b) the actual change in CPL’s labor and overhead costs as consistently applied to all products manufactured by CPL incurred over the prior [***] ([***]) month period (“Conversion Cost”); provided, however, that if such change in the labor and overhead is an increase, the percent change may not exceed the percentage increase over the prior [***] ([***]) month period in the Pharmaceutical Producer Price Index Pharmaceutical Preparation Manufacturing Ref. No. pcu325412325412 (“PPI”) as reported  by the United States Department of Labor Bureau of Labor Statistics.

4.1.6       [***]. Beginning on the later of (i) the [***] ([***]) anniversary of this Agreement and (ii) OptiNose having ordered [***] units of Product where a unit is a unit intended for commercial sale in the Territory or sample use in the Territory (provided that at the time such sample unit is ordered, the price payable to CPL for such sample unit is no more than

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***] percent ([***]%) less than the then current price payable to CPL for a unit intended for commercial sale, such sample unit herein called a “Qualified Sample Unit”) under this Agreement and so long as OptiNose pays CPL for such units in full (such later date called the “Price Reduction Date”), CPL shall reduce the then current price of a unit of Product by [***] percent ([***]%) and such price shall remain in effect and apply to all purchases of Product in years from and after the Price Reduction Date.  For clarity, any price reduction available to OptiNose under this paragraph will not apply to orders for Product placed before the [***] ([***]) Anniversary of this Agreement or prior to an aggregate of [***] commercial units and Qualified Sample Units of Product being ordered and paid for in full under this Agreement.

4.2              Payment Terms.  All undisputed amounts payable under this Agreement shall be expressed in United States Dollars and shall be due and payable by OptiNose to CPL within [***] ([***]) days from the date of issuance of CPL’s invoice to OptiNose for Product, subject to the terms of this Agreement.  CPL may not issue to OptiNose an invoice for Product until after Delivery of such Product.  However, CPL shall not be required to store Product for more than [***] ([***]) business days after Release to Distribution.  All invoices shall reference the applicable Purchase Order, be sent to the address specified in the applicable Purchase Order, and state the Purchase Price and unit price for Product in a given shipment, plus any taxes that are applicable pursuant to Section 4.3.  All payments shall be made in United States dollars by check to CPL or by wire transfer in accordance with written instructions given by CPL from time to time.

4.3          Taxes; Duty.  CPL shall be the importer of record for the the Raw Material identified in Schedule 3, to the extent requested in writing by OptiNose.  [***].  If applicable, OptiNose shall provide to CPL any document, certificate, statement or other information reasonably required to be provided to CPL under applicable law in order for CPL not to charge and collect Transfer Taxes in respect of goods and services provided to OptiNose under this agreement, and CPL shall provide such document, certificate, statement or other information as reasonably requested by OptiNose in connection with any Transfer Taxes.  Further, the parties will work together [***] to minimize Transfer Taxes, duties and other taxes as allowable under applicable law.

ARTICLE 5

PRODUCT CONFORMITY TO SPECIFICATIONS

5.1          Notification of Defective Product.  OptiNose or its designee shall notify CPL within:

•     [***] ([***]) calendar days after receiving a shipment of Product at OptiNose’s warehouse if it determines that such shipment contains a Quantitative Defect,

•     [***] ([***]) calendar days after receiving a shipment of Product at OptiNose’s warehouse if it determines that such shipment contains a Patent Defect, and

•     [***] ([***]) calendar days after OptiNose becomes aware of a Latent Defect.

OptiNose shall provide CPL a sample of what it alleges contains a Latent Defect or Patent Defect.  Subject to compliance with the foregoing notice requirements and the provisions of

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 5.2, below, OptiNose shall have the right to reject any batch of Product having a Patent or Latent Defect, provided that, in the case of any Latent Defect, notice of the defect by OptiNose must also be made prior to the expiry of such batch of Product, to the extent such defect was then reasonably known or knowable. Any Product that is not rejected within the applicable period shall be deemed accepted by OptiNose, and any shipment with respect to which OptiNose does not notify CPL of a Quantitative Defect within the applicable period shall be deemed accepted by OptiNose.

5.2          Resolution of Defective Product.

(a) Patent Defect or Latent Defect.  Subject to, and without waiver or limitation of OptiNose’s and/or CPL’s rights and remedies hereunder, at law and/or in equity, if OptiNose believes that a Product or shipment has a Patent Defect or Latent Defect, OptiNose shall, at its option, [***].  If CPL does not agree with OptiNose’s determination that such Product or shipment has a Latent Defect or Patent Defect, then after [***] to resolve the disagreement, and subject to, and without waiver or limitation of OptiNose’s and/or CPL’s rights and remedies hereunder, at law and/or in equity, either Party may submit a sample of such Product to a mutually agreed upon independent third party testing laboratory which is an expert in the industry and which will expertly apply the agreed upon testing protocol in order to determine whether the Product constitutes Defective Product.  The independent party’s results shall be final and binding for purposes of determining whether payment is owed (but not for purposes of any pending or potential product liability litigation which shall be governed by Article 9 hereof). If such results indicate that the Product was Defective Product, then in addition to, and without waiver or limitation of OptiNose’s or CPL’s rights and remedies hereunder, at law and/or in equity, OptiNose shall be entitled, at its option, to [***].  If the independent party’s results indicate the Product was not a Defective Product, OptiNose shall [***].  If the independent party is unable to determine that a Product is Defective Product, [***]. Unless otherwise agreed to by the Parties in writing, the costs associated with testing and review of a Product pursuant to this Section shall be borne by [***].  Notwithstanding anything herein to the contrary, a Product shall be deemed not to be a Defective Product if the alleged defect or subject matter of the alleged defect is related to an error in or failure to properly conduct the Antimicrobial Effectiveness Test, provided that such defect or alleged defect is not due to the negligence or willful misconduct of CPL and CPL otherwise is in compliance with its obligations under this Agreement with respect to such test.

(b)           Quantitative Defect.  Subject to, and without waiver or limitation of OptiNose’s and/or CPL’s rights and remedies hereunder, at law and/or in equity, if OptiNose believes that a shipment has a Quantitative Defect, OptiNose shall notify CPL within the applicable period.  If CPL agrees with such Quantitative Defect, CPL will promptly and as soon as practicable, and in no event more than [***] ([***]) business days, ship sufficient Product at OptiNose’s direction to remedy such Quantitative Defect. If CPL does not agree with OptiNose’s determination that such shipment has a Quantitative Defect, then after [***] to resolve the disagreement, and subject to, and without waiver or limitation of OptiNose’s and/or CPL’s rights and remedies hereunder, at law and/or in equity, CPL may require a mutually agreed upon independent third party to determine whether the shipment had a Quantitative Defect.  The independent party’s results shall be final and binding for purposes of determining whether CPL is obligated to ship

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

additional Product, [***]. If such results indicate that the shipment had a Quantitative Defect Product, then in addition to, and without waiver or limitation of OptiNose’s or CPL’s rights and remedies hereunder, at law and/or in equity, OptiNose shall be entitled to [***], made by OptiNose for such Product comprising the Quantitative Defect.

ARTICLE 6

RECORDS AND REGULATORY MATTERS

6.1          Batch Records and Data.  Within [***] ([***]) business days prior to Delivery of the first and each subsequent batch of each Product, CPL shall provide OptiNose with properly completed and accurate copies of manufacturing work orders, packaging work orders, certificates of analysis, and certificates of compliance, each in the forms attached as Schedule 2, and any other documents properly associated with the Product batch release (for example, without limitation, documents relating to any investigations concerning the batch release) (“Batch Records”).  OptiNose shall have [***] ([***]) business days after receipt of all Batch Records to either provide CPL with comments or corrections to be addressed or incorporated in such documents or with a Release to Distribution letter authorizing CPL to provide Delivery of the Product.

6.2          Recordkeeping.  CPL shall maintain true and accurate books, records, test and laboratory data, reports and all other information relating to Manufacturing under this Agreement, including all information required to be maintained by all Applicable Laws.  Such information shall be maintained for a period of at least [***] from the relevant finished Product expiration date or longer if required under Applicable Laws. CPL shall provide monthly inventory reports of OptiNose Components and all other Raw Material inventoried by CPL solely for the manufacture of Product.

6.3          Regulatory Compliance.  Except as provided in the following sentence, OptiNose shall be solely responsible for obtaining and maintaining all permits and licenses required by any Regulatory Authority with respect to the Product, the NDA and any other marketing authorizations in other jurisdictions, as applicable, including any Product licenses, applications and amendments in connection therewith.  CPL will be responsible for obtaining and maintaining all permits and licenses required by any Applicable Law with respect to the Facility, its equipment, and the Manufacture and Delivery of the Product.  CPL will also maintain the Specifications, subject to Section 2.2.2, in accordance with the written instructions from OptiNose.  CPL will Manufacture and provide Delivery of the Product in accordance with the requirements of this Agreement, Specifications and all Applicable Laws.  In addition, during the Term of this Agreement, at OptiNose’s request and at OptiNose’s expense, CPL will reasonably assist OptiNose with all regulatory matters related to Manufacturing under this Agreement.  Each Party intends and commits to cooperate to satisfy all Applicable Laws within the scope of its respective responsibilities under this Agreement.

6.4          Regulatory Correspondence.   CPL shall notify OptiNose [***]) of any correspondence, any inspections, and the result of any inspection(s) with the FDA or any Regulatory Authority related to the Product.  CPL shall send a draft to OptiNose of all correspondence related to the Product that CPL intends to send to any Regulatory Authority. All correspondence with a

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Regulatory Authority related to the Product shall be subject to OptiNose’s review and comment.  OptiNose shall have [***] ([***]) business days to review the draft correspondence and provide its comments. CPL shall, acting reasonably, determine whether to incorporate such comments into the final correspondence.  If OptiNose fails to review and/or provide comments to such correspondence within [***] ([***]) business days, OptiNose shall be deemed to have no comments to the correspondence. In no event shall OptiNose cause CPL to be late in responding to any Regulatory Authority.  With respect to all correspondence and reports provided to OptiNose pursuant to this Section 6.4, CPL shall be entitled to redact any information that is specific to its customers other than OptiNose and is not directly related to the Product, and OptiNose agrees that such correspondence and reports shall constitute Confidential Information of CPL.

6.5          Governmental Inspections and Requests.  CPL and OptiNose shall as soon as reasonably practicable (on the same day as receipt of notice of same, where feasible, but in no event more than within [***] of receipt of notice) inform each other in writing of any inspection, application for inspection, and other regulatory action, by any regulatory agency substantially relating to the Product or the manufacture of Product and/or, in the case of the Facility, substantially related to CPL’s manufacturing, packaging, testing and storage of the Product, so that the other party has as much advance notice as reasonably possible to enable it to, as applicable and relevant, participate in preparation and/or strategy regarding and/or attend the inspection.  Each Party will permit the other’s representatives to be present during any such inspection related directly to the Product, and in the case of OptiNose, CPL will also permit it to be present at any inspection of the Facility to the extent such inspection is directly related to CPL’s manufacturing, packaging, testing or storage of the Product, provided that in such case, it is understood and agreed by OptiNose that all communication with the Regulatory Authority shall be directly between CPL and the Regulatory Authority unless the FDA requests to communicate with OptiNose.  Each Party will provide the other with the results of all regulatory inspection or audits directly related to the Product within [***] ([***]) business days after such Party’s receipt of such results.

6.6          Recall.  In the event CPL believes a recall, field alert, Product withdrawal or field correction may be necessary with respect to any Product provided under this Agreement, CPL shall as soon [***] (but in no event more than [***] after forming such belief) notify OptiNose in writing.  CPL will not act to initiate a recall, field alert, Product withdrawal or field correction.  In the event OptiNose believes a recall, field alert, Product withdrawal or field correction may be necessary with respect to any Product provided under this Agreement, OptiNose shall immediately notify CPL in writing and CPL shall provide all [***] necessary cooperation and assistance to OptiNose.  [***] any recall, field alert, Product withdrawal or field correction, and any assistance in connection therewith, shall be borne by [***], provided that [***] shall be obligated to [***] for [***] of a recall, field alert, Product withdrawal or field correction costs incurred by [***] to the extent such recall, field alert, Product withdrawal or field correction is caused by [***]’s breach of its representations, warranties, or obligations under this Agreement [***], Applicable Laws or [***]’s gross negligence or willful misconduct.  For purposes of this Agreement, [***] shall be limited to, as applicable, [***]. For avoidance of doubt, OptiNose shall have the ultimate and final authority to initiate a recall.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.7          Inspections and Audits by OptiNose.  Representatives of OptiNose shall have access to each Facility with reasonable notice, as more particularly described below, for the purpose of: (a) conducting inspections of such Facility and CPL’s maintenance and usage of the equipment utilized in the Manufacture of the Products, (b) performing quality control audits or (c) witnessing the Manufacture, storage of the Products or the Raw Materials related to or used in the Manufacture of the Products.  OptiNose shall have access to the results of any tests performed by CPL relating to Products and the Raw Materials that CPL purchases directly from a third party in the Manufacture of the Product.  CPL shall endeavor (without the payment of any additional fees) to ensure that OptiNose has similar access to the facilities, data and records of CPL’s agents and suppliers.  Further, CPL will make available to OptiNose any audit reports from audits that CPL conducts, or has conducted, regarding such third parties.   Such inspections do not relieve CPL of any of its obligations under this Agreement or create new obligations on the part of OptiNose.  This right of inspection, audit and witnessing can be exercised [***] (and as often as necessary for cause), subject to a written notice to CPL given at least [***] prior to the inspection, or at any time or more frequently for cause.  CPL shall permit such inspection during normal business hours at reasonable and mutually acceptable times.  At all times, OptiNose’s representatives shall be accompanied by CPL personnel and follow all site environmental health and safety policies of CPL.  Each inspection, audit and witnessing shall be subject, at all times, to CPL’s confidentiality and non-disclosure obligations to its other third party customers.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES

7.1          CPL.  CPL hereby represents, warrants and covenants to OptiNose that:

7.1.1       At the time of each Delivery of the Product as provided in Article 2, such Product and its corresponding Raw Materials will conform to the Specifications, and such Product shall have been manufactured, assembled, packaged, labeled, tested and Delivered in accordance with all Applicable Laws, including without limitation, cGMP and shall be free of any Latent, Patent or Quantitative Defect;

7.1.2       The Product shall not, at the time of Delivery to OptiNose, contain any material or be manufactured, handled or stored in any way that would cause the Product to be adulterated in any way within the meaning of Section 501, or misbranded within the meaning of Section 502, of the FD&C Act, as amended from time to time;

7.1.3       As of the Effective Date and at all times during the Term, CPL and the Facility and all equipment utilized in the Manufacture of the Product is and will be in compliance with all Applicable Laws;

7.1.4 At all times during the Term, CPL shall obtain OptiNose’s written approval for the use of any third party contract laboratory for the testing and release of Product, shall be responsible to ensure that any such contractor is bound to and fully complies with all applicable terms and conditions of this Agreement, including but not limited to those respecting

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidentiality and Intellectual Property, the Specifications and the requirements of all Applicable Laws;

7.1.5       CPL and its Affiliates covenant not to challenge, or assist any third party in any challenge of, the validity or enforceability of any of OptiNose’s Intellectual Property Rights, including any claim of OptiNose’s patents related to the Product, in any context, in any court or forum in the Territory, including but not limited to, any judicial, agency or USPTO proceeding (including reexamination proceedings) and/or any efforts to initiate a declaratory judgment action with respect to any of the patents;

7.1.6       To the best of its knowledge, information and belief, CPL warrants, represents and agrees that neither CPL nor any of its employees has ever been: (a) debarred under Section 306 (a) or (b) of the Generic Drug Enforcement Act of 1992, (Article 306(a) or (b)); or (b) (i) convicted of a crime for which a person can be debarred, (ii) threatened to be debarred or (iii) indicted for a crime or otherwise engaged in conduct for which a person can be debarred, in each case under Section 306 (a) or (b), provided, it is understood and agreed that the foregoing representations, warranties and agreements contained in this Section, the use of the phrase “to the best of  its knowledge” means that CPL has made appropriate inquiries of its employees and has conducted searches of the FDA Debarment List (available at: http://www.fda.gov/ICECI/EnforcementActions/FDADebarmentList/ucm2005408.htm), the U.S. Department of Health & Human Services Office of Inspector General Exclusions Database (available at: https://exclusions.oig.hhs.gov), the U.S. Federal Government System for Award Management Records (available at: https://www.sam.gov) and http://www.ustreas.gov/offices/enforcement/ofac/ maintained by the U.S. Treasury Department’s Office of Foreign Assets Control and as a result thereof no information has come to CPL’s attention which contradicts or is inconsistent with such facts or circumstances.  OptiNose acknowledges and agrees that CPL shall be entitled to assume the accuracy, currency and completeness of the records, indices and filing systems maintained at the public offices where such searches are conducted and the information and advice provided to CPL by appropriate government, regulatory or other like officials with respect to such matters, and CPL’s reliance on such assumption shall be full compliance with CPL’s obligations under this Section. CPL agrees to immediately notify OptiNose should any Regulatory Authority threaten any action that could possibly result in a breach of this Section;

7.1.7       CPL’s Manufacture of the Product shall be in accordance with the Specifications and Product will be made, stored, packaged, labeled, tested, controlled, Delivered by CPL in accordance with all Applicable Laws;

7.1.8       CPL shall review and approve all in-process and finished Product test results to ensure conformity of such results with the Specifications;

7.1.9       The certificate of analysis and certificate of compliance, which will accompany each shipment of Product, shall be accurate, truthful and made in good faith; and

7.1.10     CPL will comply with all Applicable Laws in the performance of its obligations under this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.2          OptiNose.  OptiNose hereby represents, warrants and covenants to CPL that:

7.2.1       The Specifications conform to all Applicable Laws, and during the Term, OptiNose will inform CPL of any changes in Applicable Laws that are a Required Change pursuant to Section 2.2.2;

7.2.2       OptiNose will comply with all Applicable Laws in the performance of its obligations under this Agreement and its use of any materials or Product provided by CPL under this Agreement;

7.2.3       OptiNose has all necessary authority and has requisite rights to OptiNose’s Intellectual Property to be used with respect to each Product and any Purchase Order under this Agreement; and

7.2.4       To the best of OptiNose’s current knowledge, information and belief, CPL’s use, in accordance with the terms of this Agreement, of OptiNose’s Intellectual Property, Confidential Information or other proprietary information of OptiNose, or materials supplied by OptiNose to CPL, in  the manufacture, packaging, assembly, testing, Delivery, importing, exporting of Product or any other service provided by CPL hereunder, does not infringe or misappropriate the Intellectual Property rights of any third party.

7.3          Mutual.   Each Party hereby represents, warrants and covenants to the other Party that:

7.3.1.      Existence and Power.  Such Party: (a) is duly organized, validly existing and in good standing under the laws of the state or province in which it is organized, (b) has the power and authority and the legal right to own and operate its property and assets, and to carry on its business as it is now being conducted, and (c) is in compliance with all requirements of Applicable Laws.

7.3.2       Authorization and Enforcement of Obligations.  Such Party: (a) has the power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

7.3.3       Execution and Delivery.  This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms;

7.3.4       No Consents.  All necessary consents, approvals and authorizations of all Regulatory Authorities and other persons required to be obtained by such Party in connection with the Agreement have been obtained; and

7.3.5       No Conflict.  The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder: (a) do not conflict with or violate any requirement of

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Applicable Laws; and (b) do not materially conflict with, or constitute a material default or require any consent under, any current contractual obligation of such Party.

7.4          Disclaimer.            EXCEPT AS PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS, WARRANTIES OR CONDITIONS (EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) WITH RESPECT TO THE SUBJECT MATTER HEREOF AND EACH PARTY EXPRESSLY DISCLAIMS ANY SUCH ADDITIONAL REPRESENTATIONS, WARRANTIES OR CONDITIONS.

ARTICLE 8

CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY

8.1          Mutual Obligation.  CPL and OptiNose agree that they will not use or disclose the other Party’s Confidential Information (defined below) to any third party without the prior written consent of the other Party except as required by law, regulation or court or administrative order; provided, however, that prior to making any such legally required disclosure, the Party making such disclosure shall give the other Party as much prior notice of the requirement for and contents of such disclosure as is practicable under the circumstances and cooperate with the [***] of such party to obtain an appropriate protective order.  Notwithstanding the foregoing, each Party may disclose the other Party’s Confidential Information as necessary to fulfill its obligations under this Agreement to the extent the recipients of the Confidential Information: (a) need to know such Confidential Information for the purpose of performing under this Agreement, (b) are advised of the contents of this Article, and (c) agree in a signed writing to be bound by the terms of this Article.

8.2          Definition.  As used in this Agreement, the term “Confidential Information” includes all information related to the Product furnished by CPL or OptiNose, or any of their respective representatives or Affiliates, to the other or its representatives or Affiliates, whether furnished before, on or after the date of this Agreement and furnished in any form, including but not limited to written, verbal, visual, electronic or in any other media or manner.  Confidential Information includes all products, raw materials, components, specifications, formulae, reports, methods, drawings, tools, models, proprietary technologies whether commercial or developmental, Intellectual Property (including, but not limited to inventions, patents, patent applications, patent disclosures, trademarks, copyrights and know-how), regulatory, manufacturing, quality control or assurance, clinical, R&D, human resources, and/or compliance information, data or materials, analyses, compilations, business (including, but not limited to corporate structure, financial, accounting, strategy, plans, documents, contracts, practices, policies and procedures, software, tax, customer, supplier, marketing, sales, forecasting, distribution and/or shipping information, materials or data) or technical information, data and other materials prepared by either Party, or any of their respective representatives, containing or based in whole or in part on any such information furnished by the other Party or its representatives.  Confidential Information also includes the existence of this Agreement and its terms, as well as the Confidentiality Agreement signed as of June 26, 2013, which is hereby made a part of this Agreement and attached hereto at Exhibit D.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.3          Exclusions.  Notwithstanding Section 8.2, Confidential Information does not include information that: (a) is or becomes generally available to the public or within the industry to which such information relates other than as a result of a breach of this Agreement, or (b) is already known by the receiving Party at the time of disclosure as evidenced by the receiving Party’s written records, or (c) becomes available to the receiving Party on a non-confidential basis from a source that is entitled to disclose it on a non-confidential basis, or (d) was or is independently developed or discovered by or for the receiving Party without reference to the Confidential Information, as evidenced by the receiving Party’s written records.

8.4          Return of Confidential Information.  Upon termination of this Agreement, the receiving Party shall, upon request, promptly return within [***] ([***]) days all such Confidential Information, including any copies thereof, and cease its use or, at the request of the disclosing Party, shall promptly destroy the same and certify such destruction to the disclosing Party; except for a single copy thereof, which may be retained for the sole purpose of complying with the scope of the obligations incurred under this Agreement.

8.5          Intellectual Property Rights and Disclosure and Ownership of Results.

8.5.1   All right, title and interest in and to, and ownership of and/or Intellectual Property rights in and to the Product, the Specifications, the Regulatory Approval, the Manufacture, marketing, sale, offer for sale, import, export, components, testing, assembly, packaging and distribution of the Product is and at all times remains in OptiNose hereunder and nothing in this Agreement shall operate or be construed so as to grant  any license or convey to or confer upon CPL, whether expressly or by implication, any such rights to other than such limited, nonexclusive license (without right to sublicense) as is necessary to permit CPL to Manufacture the Product and provide the Manufacturing to OptiNose on the terms and conditions of and for the periods and limited purposes contemplated in this Agreement.

8.5.2   Moreover, CPL shall promptly and fully disclose to OptiNose in writing all findings, data, results, and conclusions and all inventions, discoveries, trade secrets, techniques, processes, materials, know-how, trademarks, copyrights and other intellectual property rights related thereto, that are prepared, made or discovered by CPL, either alone or with others, directly related to the performance of, or in connection with, the Manufacturing or which result, to any extent, from the use of OptiNose Confidential Information, data, materials, Intellectual Property, Specifications, Regulatory Approval or other OptiNose property, during the Term (collectively, “Inventions”).  In consideration of the promises made hereunder by OptiNose to CPL, OptiNose shall own all rights, title and interest in and to all Inventions, including, without limitation, all Intellectual Property regarding formulation with respect to the Product, except to the extent constituting improvements to CPL’s then pre-existing Intellectual Property (the “CPL Manufacturing Improvements”).  CPL will own all rights, title and interest in and to the CPL Manufacturing Improvements and hereby grants to OptiNose, in consideration of the promises made hereunder, a perpetual, non-terminable, worldwide, royalty-free, transferable and sublicensable (through multiple tiers) non-exclusive license to use the CPL Manufacturing Improvements for any purpose related to OptiNose or its transferees, successors and/or assignees products and services.  CPL hereby assigns, transfers and conveys all of their right, title and interest in and to any and all Inventions, other than the CPL Manufacturing Improvements, to

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

OptiNose. Any materials (including the information contained therein) produced by CPL for OptiNose pursuant to the terms of this Agreement shall be the sole and exclusive property of OptiNose.  OptiNose hereby grants to CPL a royalty-free, non-transferable, non-exclusive license to use any Inventions solely to the extent and for the duration necessary to enable CPL to perform its obligations hereunder.  CPL shall not acquire any other right, title or interest in or to the Inventions as a result of its performance hereunder.

8.5.3   All materials subject to copyright protection prepared by or on behalf of CPL to the extent related to the performance of the Manufacturing, or to the extent that they relate to or involve the use of Confidential Information of OptiNose, shall be “works made for hire,” the entire right, title and interest of which shall vest and reside in OptiNose.  To the extent any such works prepared by or on behalf of CPL that are directly related to the performance of the Manufacturing hereunder, or that relate to or involve the use of Confidential Information of OptiNose, may not be interpreted as “works made for hire,” such works shall be subject to CPL’s granting to OptiNose an exclusive, non-royalty bearing, perpetual, non-terminable, worldwide, royalty-free license, with the right to assign and/or sub-license (including through multiple tiers) such works.  OptiNose shall have the right to use all materials and other works subject to copyright protection prepared by or on behalf of CPL directly related to the performance of the Manufacturing, and CPL hereby grants to OptiNose, in consideration of the payments made hereunder, a perpetual, non-terminable, worldwide, royalty-free, transferable and sublicensable (through multiple tiers) non-exclusive license to use such materials for any purpose related to OptiNose or its transferees, successors and/or assignees products and services.

8.5.4   Upon the request and at the expense of OptiNose, CPL will execute and deliver any and all instruments and documents and take such other acts as may be necessary or desirable to document such transfer or to enable OptiNose or its affiliates to prepare, file, apply for, prosecute, enforce and maintain patents, trademark registrations or copyrights.

8.5.5 For clarification, except as specifically provided herein all Intellectual Property rights and know-how owned by each Party before the Effective Date of this Agreement remain the property of the said Party.

8.6          Survival.  The obligations of this Article 8 shall at all times survive the expiration or sooner termination of the term of this Agreement.

ARTICLE 9

INDEMNIFICATION

9.1          Indemnification by CPL.  CPL shall defend, indemnify and hold harmless OptiNose, its Affiliates, and their respective directors, officers, employees and agents (“OptiNose Indemnitees”) from and against any and all suits, claims, losses, demands, liabilities, damages, costs and expenses (including reasonable attorneys’ fees) in connection with any suit, demand or action by any third party (“Losses”) arising out of or resulting from: [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.2          Indemnification by OptiNose.  OptiNose shall defend, indemnify and hold harmless CPL, its Affiliates, and their respective directors, officers, employees and agents (“CPL Indemnitees”) from and against all Losses arising out of or resulting from: [***].

9.3          Indemnification Procedures.  All indemnification obligations in this Agreement are conditioned upon the Party seeking indemnification: (a) promptly notifying the indemnifying Party of any claim or liability of which the Party seeking indemnification becomes aware (including a copy of any related complaint, summons, notice or other instrument); provided, however, that failure to provide such notice within a reasonable period of time shall not relieve the indemnifying Party of any of its obligations hereunder except to the extent the indemnifying Party is prejudiced by such failure; (b) cooperating with the indemnifying Party in the defense of any such claim or liability; and (c) not compromising or settling any claim or liability without prior written consent of the indemnifying Party provided, such consent shall not be unreasonably withheld where the compromise or settlement:  (w) provide for the unconditional release of the Party seeking indemnification; (x) require the payment of compensatory monetary damages by the indemnifying Party only; (y) requires no requirement whatsoever for the indemnified party to either take any action or to avoid any action whether as a matter of injunctive relief, court order, or any other form; and (z) expressly state that neither the fact of settlement nor the settlement agreement shall constitute, or be construed or interpreted as, an admission by the Party seeking indemnification of any issue, fact, allegation or any other aspect of the claim being settled.  In all other cases, the Party seeking indemnification and the indemnifying Party must agree to enter into any proposed settlement. The indemnifying Party shall be entitled to control the defense of any claim or liability for which indemnification is sought hereunder and under such circumstances, the indemnified Party shall not be entitled to be indemnified for attorney fees in connection with such claim or liability; provided that the indemnified Party shall be entitled at its own expense to participate in the defense of such claim or liability with its own counsel and at its own expense.

ARTICLE 10

INSURANCE

10.1        CPL Insurance.  CPL shall, at its own cost and expense, obtain and maintain in full force and effect the following insurance during the Term of this Agreement: (a) Commercial General Liability Insurance, (b) Product Liability Insurance and Completed Operations Liability Insurance, and (c) Professional Liability and/or Errors and Omissions Liability Insurance, in each case with per-occurrence and general aggregate limits of not less than $[***], and from and after the date of first commercial sale of a Product, of not less than $[***].  This requirement may be satisfied through the use of an umbrella policy.  Additionally, CPL shall, at its own cost and expense, obtain and maintain in full force and effect, Worker’s Compensation Insurance with employer’s liability limits no less than $[***].  In the event that any of the required policies of insurance are written on a claims made basis, then such policies shall be maintained during the entire Term of this Agreement and for a period of not less than [***] following the termination or expiration of this Agreement.  CPL’s policies shall be specifically endorsed to include OptiNose as an Additional Insured.  CPL shall supply OptiNose with the above proof of insurance and forms as required upon request.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.2        OptiNose Insurance.  OptiNose shall, at its own cost and expense, obtain and maintain in full force and effect the following insurance during the Term of this Agreement: (a) Commercial General Liability Insurance, and (b) Product Liability Insurance and Completed Operations Liability Insurance, in each case with per-occurrence and general aggregate limits of not less than $[***], and from and after the date of first commercial sale of a Product, of not less than $[***].  This requirement may be satisfied through the use of an umbrella policy.  In the event that any of the required policies of insurance are written on a claims made basis, then such policies shall be maintained during the entire term of this Agreement and for a period of not less than [***] following the termination or expiration of this Agreement.  OptiNose’s policies shall be specifically endorsed to include CPL as an Additional Insured.  OptiNose shall supply CPL with the above proof of insurance and forms as required upon request.

ARTICLE 11

TERM AND TERMINATION

11.1        Term of Agreement.  The Term of this Agreement shall commence as of the Effective Date and shall remain in effect for a period of five (5) years from when OptiNose provides a Purchase Order for validation batches, unless sooner terminated by mutual consent or pursuant to this Agreement (“Initial Term”).  Thereafter, this Agreement shall automatically expire at the end of the Initial Term unless at least [***] before the end of the Initial Term the Parties agree in writing to renew for a renewal term of [***] on terms and conditions to be mutually agreed upon (the “Renewal Term”). Any renewal of a Renewal Term shall be subject to the Parties agreeing in writing at least [***] before the expiry of the then current Renewal Term to renew for a further renewal term of [***] on terms and conditions to be mutually agreed upon.

11.2        Default.  If either Party at any time commits a material breach of the provisions of this Agreement, the Bailment Agreement or the Quality Agreement, the other Party shall have the right to terminate this Agreement upon [***] ([***]) days written notice, whereupon this Agreement shall terminate, unless the breach complained of is cured within the said notice period or if the breach cannot, using [***], be cured within such [***] ([***]) day period but is reasonably expected to be cured within an additional [***] ([***]) day period, and the Party in default has promptly commenced to cure such breach within such [***] ([***]) day period and exercises [***] to effect such cure as soon as is reasonably practicable in the circumstances, and in any event such breach is cured within such additional [***] ([***]) day period.  Notwithstanding the foregoing, should CPL have [***] ([***]) or more material breaches during a consecutive [***] ([***]) month period (even if subsequently cured), OptiNose shall have the right thereafter to terminate this Agreement by providing CPL written notice within [***] from the date of such third material breach, which termination shall be no less than [***] ([***]) days from the date of the notice.

11.3        Bankruptcy or Insolvency.  If either Party shall (a) become bankrupt or insolvent, (b) file for petition therefore, (c) make an assignment for the benefit of creditors, or (d) have a receiver appointed for its assets, which appointment shall not be vacated within [***] ([***]) days after the filing, then the other Party shall be entitled to terminate this Agreement forthwith by written notice to such Party.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.4        Termination by OptiNose. OptiNose shall have the right to terminate this Agreement immediately upon written notice if (i) any Intellectual Property of any third party is reasonably alleged by a third party to be infringed, misappropriated or otherwise violated by the Manufacture, import, use, sale or distribution of the Product, (ii) any Regulatory Authority requires OptiNose to cease production or sale of Product(s) or (iii) the liability cap specified in Article 12 is exhausted prior to the end of the Term.  OptiNose agrees that in the event it exercises any right to terminate the Agreement pursuant to this Section that [***].  CPL will cooperate with OptiNose to return inventory where applicable and feasible, [***].  It is understood and agreed, however, that where CPL is able to return inventory, [***].  In the event that CPL has not been reimbursed in full by any vendor or by any other third party for any Raw Material, [***]. Subject to and without waiver or limitation of OptiNose’s rights and remedies in Section 11.2 above, 11.6 below and elsewhere in this Agreement, at law and/or in equity, [***].

11.5        Force Majeure.  Except as to payments required under this Agreement, if any default or delay occurs which prevents or materially impairs a Party’s performance and is due to a cause beyond the Party’s reasonable control, and provided that the default or delay is not caused by or the fault of such Party, including but not limited to an act of God, flood, fire, explosion, earthquake, casualty, accident, war, revolution, civil commotion, blockade, terrorism or embargo or failure of available supply of raw materials and/or packaging components not reasonably preventable (in each case “Force Majeure”), the affected Party shall promptly notify the other Party in writing of such cause and shall exercise [***] to resume performance under this Agreement as soon as possible.  Neither Party will be liable to the other Party for any loss or damage due to such cause, nor will the Term be extended thereby.  Either Party may terminate this Agreement because of such default or delay upon not less than [***] ([***]) days’ prior written notice to the other Party provided that the default or delay has already existed for [***] at the time of such notice and is continuing at the end of such termination notice period (e.g., the force majeure need not be suffered by the other party for more than [***] ([***]) days).

11.6        Effect of Termination. Expiration or termination of this Agreement on any basis shall be without prejudice to (i) any rights or obligations that accrued to the benefit of either Party prior to such expiration or termination and (ii) any claims, remedies or other rights either Party may have at law, in equity or otherwise pursuant to or in connection with this Agreement.  The rights and obligations of the Parties shall continue under Articles 1, 3, 5, 6, 7, 8, 9, and 10, Sections 11.4 and 11.6, Articles 12, 13, and 14 notwithstanding expiration or termination of this Agreement.  In addition, any other provision required to interpret and to enforce the parties’ rights and obligations under this Agreement shall also survive, but only to the extent required for the observation and performance of the aforementioned surviving portions of this Agreement.

ARTICLE 12

LIMITATIONS OF LIABILITY

EXCEPT WHERE DUE TO [***], NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, LOSS OF REVENUES, PROFITS, DATA, OR BUSINESS OPPORUNITY, WHETHER IN CONTRACT OR TORT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SUCH DAMAGES. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, [***].

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR IN THE QUALITY AGREEMENT BETWEEN CPL AND OPTINOSE, IT IS UNDERSTOOD AND AGREED THAT [***].

ARTICLE 13

NOTICE

13.1        Notices.  All notices and other communications hereunder (“Notices”) shall be in writing and shall be deemed given: (a) when delivered personally; (b) when delivered by facsimile transmission (receipt verified); (c) when received or refused, if mailed by registered or certified mail (return receipt requested), postage prepaid; (d) when delivered if sent by reliable express courier service with a confirmation, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof); or (e) when delivered by email followed up by registered or certified mail, return receipt requested.

To OptiNose US:	OptiNose US, Inc.
1020 Stony Hill Road
Suite 300
Yardley, PA 19067
Attention: Chief Executive Officer

To OptiNose UK:	OptiNose UK, Ltd.
Hunts Rise
South Marston Park, Wiltshire
SN3 4TG, England
Attention: Chief Executive Officer

To OptiNose Norway:	OptiNose AS
Gaustadalleen 21
0349 Oslo, Norway
Attention: Chief Executive Officer
In each instance, with cc to:

OptiNose US, Inc.
1020 Stony Hill Road
Suite 300
Yardley, PA 19067
Attn: Chief Legal Officer

To CPL:	Contract Pharmaceuticals Limited
7600 Danbro Crescent

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Mississauga, Ontario, Canada L5N 6L6
Attention: Ken Paige, Chief Executive Officer
Email: kpaige@cplltd.com

ARTICLE 14

MISCELLANEOUS

14.1          Entire Agreement; Amendments.  This Agreement, the Quality Agreement, the Bailment Agreement, and any exhibits, schedules, attachments, and any amendments hereto or thereto, constitute the entire understanding between the Parties with respect to the specific subject matter hereof.  No term of this Agreement may be amended except upon written agreement of both Parties, unless otherwise provided in this Agreement.

14.2          Recitals.  The recitals are hereby incorporated in and made part of this Agreement.

14.4        Further Assurances.  The Parties agree to execute, acknowledge and deliver such further instruments and to take all such other incidental acts as may be reasonably necessary or appropriate to carry out the purpose and intent of this Agreement.

14.5        No Waiver.  Failure by either Party to insist upon strict compliance with any term of this Agreement in any one or more instances will not be deemed to be a waiver of its rights to insist upon such strict compliance with respect to any subsequent failure.

14.6        Severability.  If any term of this Agreement is declared invalid or unenforceable by a court or other body of competent jurisdiction, the remaining terms of this Agreement will continue in full force and effect to the extent reasonably severable without altering the Parties’ original intent.  In such case, the Parties shall promptly undertake in good faith to negotiate a valid replacement provision for any such invalidated or severed provision that tracks as nearly as possible the Parties’ original intent.

14.7        Independent Contractors.  The relationship of the Parties is that of independent contractors, and neither Party will incur any debts or make any commitments for the other Party except to the extent expressly provided in this Agreement.  Nothing in this Agreement is intended to create or will be construed as creating between the Parties the relationship of joint ventures, co-partners, employer/employee or principal and agent.

14.8        Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of the Parties, their successors and permitted assigns.  Neither Party may assign this Agreement, in whole or in part, without the prior written consent of the other Party, except that either Party may, without the other Party’s consent, assign this Agreement to an Affiliate or to an acquirer of or a successor to substantially all of the business or assets of the assigning Party.  In the case of assignment to an Affiliate, where the assignee is not also the acquirer or successor to substantially all of the business or assets of the assigning Party (a “Permitted Transferee”), the following conditions apply:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a)         the transferor is not in breach of its obligations under this Agreement;

(b)         the Permitted Transferee is, and remains, an Affiliate of the transferor; and

(c)          the Permitted Transferee has the reasonable wherewithal to and is reasonably capable of discharging the obligations of the transferor hereunder to the same extent as transferor, and the Permitted Transferee agrees to assume and be bound by and entitled to the benefits and obligations and rights under this Agreement to the extent and with the same effect as if such Permitted Transferee was the original party to this Agreement and the Permitted Transferee and the transferor shall be jointly and severally liable to the other Party for the performance of the Permitted Transferee of the obligations of the transferor contained in this Agreement.

14.9        Prevailing Party.  In any dispute resolution proceeding between the Parties in connection with this Agreement, the prevailing Party will be entitled to [***].

14.10      Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.  Any photocopy, facsimile or electronic reproduction of the executed Agreement shall constitute an original.

14.11      Publicity.  Neither Party will make any press release or other public disclosure regarding this Agreement or the transactions contemplated hereby without the other Party’s express prior written consent, except as required under applicable law or by any governmental agency or stock exchange rule or regulation, in which case the Party required to make the press release or public disclosure shall use [***] to obtain the approval of the other Party as to the form, nature and extent of the press release or public disclosure prior to issuing the press release or making the public disclosure.

14.12 Conflicting Terms.   To the extent this Agreement and the Quality Agreement have directly conflicting terms, this Agreement shall govern.

14.13      Currency.  Wherever a currency is indicated throughout this Agreement, that currency shall be United States Dollars.

14.14      Days.  Wherever reference is made to days, working days or any measurement of time in days, business days shall be used, except where calendar days are specified.

14.15      Sophisticated Parties.  Each Party to this Agreement is a sophisticated business party negotiating in good faith with the advice of legal counsel.

14.16      English Language.  This Agreement has been negotiated and is written in the English language, and the English original shall prevail over any translation hereof.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14.17      Interpretations.  The captions and headings to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.  Unless specified to the contrary, references to Articles, Sections, Schedules or Exhibits mean the particular Articles, Sections, Schedules or Exhibits to this Agreement and references to this Agreement include all Schedules and Exhibits hereto.  Unless context clearly requires otherwise, whenever used in this Agreement:  (i) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation;” (ii) the word “or” shall have its inclusive meaning of “and/or;” (iii) the word “notice” shall require notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Manufacturing Agreement; (iv) the words “hereof,” “herein,” “hereunder,” “hereby” and derivative or similar words refer to this Agreement (including any Schedules and Exhibits); (v) provisions that require that a Party or the Parties “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing; (vi) words of any gender include the other gender; (vii) words using the singular or plural number also include the plural or singular number, respectively; and (viii) references to any specific law, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement thereof.

14.18      Dispute Resolution.  The senior executives of the respective Parties shall use [***] to negotiate in good faith to resolve disputes regarding any right, obligation, duty or liability which may arise between the Parties under this Agreement.  Subject to Section 5.2 hereof, in the event that the Parties are unable to resolve such dispute within a reasonable period of time, either party may pursue appropriate legal and equitable relief, as provided by Applicable Law, consistent with Section 14.19, below.

14.19      Governing Law and Venue.  This Agreement shall be governed by and construed in accordance with the laws (except for the laws governing choice of law) of and in the state and/or federal courts located within the State of Delaware, U.S.A, wherein jurisdiction and venue over the parties and any dispute shall be exclusively had.

14.20      OptiNose Parties.   Notwithstanding anything in this Agreement to the contrary, (i) each of OptiNose US, OptiNose UK and OptiNose Norway shall be and is hereby individually vested with each and every right of OptiNose under this Agreement, (ii) the OptiNose parties shall inform CPL which OptiNose party will be acting under this Agreement (the “Acting OptiNose Party”) and thereafter CPL shall be entitled to rely exclusively on instructions from such Acting OptiNose Party until notified by the OptiNose parties that a new Acting OptiNose Party has been so designated, and (iii) each of OptiNose US, OptiNose UK and OptiNose Norway shall be severally, and not jointly, liable or responsible to CPL for any obligations of such party to CPL contained in this Agreement resulting from any actions or inaction by it as the Acting OptiNose Party or as a result of any event or occurrence while it was the Acting OptiNose Party and shall be the sole OptiNose party liable and responsible to CPL for such obligation.

[Signature Page Follows]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement.

CONTRACT PHARMACEUTICALS LIMITED CANADA		OPTINOSE US, INC.

By:	/s/ Jan Sahai	By:	/s/ Peter Miller

Name:	Jan Sahai	Name:	Peter Miller

Its:	VP Business Development	Its:	CEO

OPTINOSE UK LTD.

		By:	/s/ Peter Miller

		Name:	Peter Miller

		Its:	CEO

OPTINOSE AS

		By:	/s/ Peter Miller

		Name:	Peter Miller

		Its:	CEO

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

PRODUCT SPECIFICATIONS

The Specifications are to be finalized by the Parties using [***] as soon as practicable after the Effective Date for the initial commercial and related sample product for use in the Territory (provided such sample unit is substantially similar to the unit intended for commercial sale), with OptiNose providing its final written approval thereto.  The Parties shall work together in good faith to finalize such Specifications for any additional Products set forth in that certain Quotation Version 35 from CPL to OptiNose, dated August 11, 2017.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B

PRICE

The Purchase Price shall be as set forth in that certain Quotation Version 35 from CPL to OptiNose, dated August 11, 2017; provided, that the [***] specified therein for Raw Materials procured by OptiNose shall be adjusted once OptiNose’s purchase price for such Raw Materials is finalized ([***] and OptiNose shall provide reasonable written, formal documentation of such purchase prices to CPL).

As part of the Purchase Price, pursuant to Section 2.1(d), the Purchase Price shall include the following:

•                  [***]% of the cost of Raw Materials procured by OptiNose

•                  [***]% of the cost of Raw Materials procured by CPL

Pursuant to Section 2.1(c), the following costs shall be payable in the event of an Annual Minimum shortfall:

•                  [***]

•                  [***]

•                  [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C

Bailment Agreements

See attached.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

MASTER BAILMENT AGREEMENT

THIS AGREEMENT is made as of the 24th day of June, 2016,

BETWEEN:

OptiNose US, Inc.,
a corporation incorporated under the laws of the State of Delaware;

(hereinafter referred to as “OptiNose”)

- and -

Contract Pharmaceuticals Limited Canada
a corporation incorporated under the laws of [the province of Ontario];

(hereinafter referred to as the “Manufacturer”, OptiNose and Manufacturer, each, a “Party” and collectively, the “Parties”)

RECITALS

1.                                      The Manufacturer carries on the business of development and manufacturing of non-sterile liquid and semi-solid pharmaceutical products in the Province of Ontario.

2.                                      The Manufacturer and OptiNose may become parties to certain contract manufacturing and supply agreements pursuant to which OptiNose would hire the Manufacturer, among other things, to process or otherwise convert various raw materials and packaging components into finished products that incorporate OptiNose’s unique and patented Bi-Directional Breath Powered technology platform (the “Products”). Any contract manufacturing and supply agreement described above, if and when entered into between the Parties from time to time, as may be amended, modified, supplemented or restated from time to time, shall be referred to herein as, a “Supply Contract”.

3.                                      OptiNose wishes to deliver or have delivered certain property, machinery and equipment of OptiNose, as forth and described in Schedule “A” hereto (the “OptiNose Equipment”), to the Manufacturer from time to time for storage and use by the Manufacturer for the purpose of performing the services prescribed by the Supply Contract for and on behalf of OptiNose in accordance with the terms and conditions set out in the Supply Contract at the facility leased and operated by the Manufacturer and located at 7600 Danbro Crescent, Mississauga, Ontario, Canada  L5N 6L6 (the “Facility”).

4.                                      OptiNose and the Manufacturer wish to confirm the ownership, storage, use and maintenance of the OptiNose Equipment and certain related obligations of the Manufacturer, on the terms and subject to the conditions set forth herein.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Parties agree as follows:

1.                                      OPTINOSE  EQUIPMENT

1.1                               Ownership of OptiNose Equipment.  All right, title and interest in and to any and all OptiNose Equipment shall belong exclusively to OptiNose at all times, notwithstanding any storage, changes, transformations to or work performed by the Manufacturer on any part or portion of the OptiNose Equipment.

1.2                               No Interest of Manufacturer in the OptiNose Equipment.  Nothing in this Agreement shall be construed as granting the Manufacturer any right, title or interest in or to the OptiNose Equipment. To the extent that the Manufacturer or any of its employees, agents or representatives acquires any right, title or interest in the OptiNose Equipment, the Manufacturer shall, and shall cause all such persons to, hold such rights in trust for OptiNose. The Manufacturer hereby assigns, and/or shall cause all such persons to assign, all such rights to OptiNose and shall do all such acts, execute all such documents and provide such further assurances and instruments, from time to time, as may reasonably be required for the foregoing.

1.3                               No Encumbrances.  The Manufacturer shall not, at any time, create, grant, or suffer to exist, any liens, security interests, charges or other encumbrances whatsoever upon the OptiNose Equipment, other than any liens in favor of OptiNose, OptiNose creditors, and/or the manufacturers of the OptiNose Equipment.

1.4                               Restriction on Use.  The Manufacturer shall receive and hold the OptiNose Equipment solely for the purpose of performing the services prescribed by and in accordance with the Supply Contract for and on behalf of OptiNose in accordance with the terms and conditions set out in the Supply Contract or other written instructions of OptiNose (the “Permitted Purpose”). Notwithstanding the foregoing, the Parties acknowledge and agree that in addition to the Permitted Purpose, the Manufacturer shall have the right to use the OptiNose Equipment, from time to time, to manufacture any other product or products for itself or any one or more third parties, provided: (i) such other product or products are not fluticasone for nasal inhalation obtained by prescription (for clarity, Manufacturer is permitted to use OptiNose Equipment for the manufacture of any and all non-prescription product(s) that contain fluticasclue), and (ii) the manufacture of the Product will have priority over any other use of the OptiNose Equipment including any manufacturing of any other product or products by the Manufacturer for itself or any one or more third parties (“Other Manufacturing”) provided that such Other Manufacturing has not been scheduled previously. For the avoidance of doubt, OptiNose shall have no liability to the manufacturer in connection with the OptiNose Equipment not being available, for any reason, for such Other Manufacturing The Parties intend to settle and execute the Supply Contract on or before July 31, 2016.

2.                                      DELIVERY AND STORAGE OF PROPERTY

2.1                               Delivery of  OptiNose Equipment.  Pursuant to delivery arrangements to be made between OptiNose and the Manufacturer, with assistance and direction from the Manufacturer pursuant

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

to Section 3.1 below, OptiNose shall deliver or shall arrange for delivery of  the OptiNose Equipment to the Facility for purposes of use in manufacturing by the Manufacturer.  Upon receipt of any part or portion of the OptiNose Equipment, the Manufacturer shall deliver to OptiNose by email or facsimile a confirmation of receipt in the form of Exhibit A hereto (or as may otherwise be reasonably acceptable to OptiNose).

2.2                               Terms of Storage.

(1)                                 During the term of the to be executed Supply Contract between the Parties, the Manufacturer shall store the OptiNose Equipment at the Facility [***] and no other location without the written authorization of OptiNose.  Any storage of the OptiNose Equipment elsewhere by the Manufacturer without written authorization of OptiNose shall be deemed a violation of this Agreement and the Manufacturer shall be liable to OptiNose for any loss or damage to the OptiNose Equipment.

(2)                                 From the time the OptiNose Equipment is delivered to the Facility by or on behalf of OptiNose until such time as the OptiNose Equipment is removed from the Facility by or on behalf of OptiNose pursuant to OptiNose’s written authorization, the Manufacturer  shall be responsible for any physical damage to, and any physical loss of, the OptiNose Equipment to the extent arising from or relating to the negligence or willful misconduct of the Manufacturer or those for whom the Manufacturer is in law responsible, except to the extent such loss or damage is caused by the negligence or willful misconduct of OptiNose or its agents (which, for the avoidance of doubt, shall not include the Manufacturer or its agents).  [***].  Any such replacements shall constitute accessions to the OptiNose Equipment stored by the Manufacturer for OptiNose, and title thereto shall immediately vest and remain in OptiNose.

(3)                                 At all times during the term of this Agreement OptiNose shall, [***], place and maintain  special form property insurance on the OptiNose Equipment for its full replacement value, subject to reasonable deductibles.  In the event of any physical damage or loss suffered by the OptiNose Equipment, OptiNose agrees to diligently pursue any reasonably available insurance claim with respect to such loss, and that any proceeds thereof may be applied towards repair or replacement of the OptiNose Equipment, and will, net of any deductibles and resulting premium increases, reduce the Manufacturer’s liability to OptiNose (if any) related to such loss.

(4)                                 At all times during the term of this Agreement, the OptiNose Equipment will be conspicuously tagged and marked “Property of OptiNose US, Inc.”

(5)                                 The Manufacturer shall keep and maintain accurate and up-to-date records of the status and other reasonable particulars of the  OptiNose  Equipment. The Manufacturer shall deliver such records to OptiNose forthwith upon reasonable request, from time to time.

2.3                               Records of OptiNose Equipment; No Misleading Representations.  The Manufacturer shall keep correct books of account and records in respect of the OptiNose Equipment.  Such books of account and records shall be open to inspection by OptiNose or its agents [***] during regular business hours of the Manufacturer upon reasonable advance notice.  The Manufacturer

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

shall not carry or otherwise account for the OptiNose Equipment as equipment or other property and goods of the Manufacturer, nor shall the Manufacturer perform any acts or make any representations which may cause any of the Manufacturer’s creditors, potential creditors, customers or any other third party whatsoever to believe that the Manufacturer is the owner of the OptiNose Equipment.

3.                                      FURTHER OBLIGATIONS OF MANUFACTURER

3.1                               Equipment Procurement and Installation Services.

(a)                                 The Manufacturer covenants and agrees to select and procure the OptiNose Equipment at a competitive commercial cost for and on behalf of OptiNose.  For and on behalf of OptiNose, the Manufacturer shall be responsible for all necessary selection, performance evaluation, contract negotiation, arrangements for shipment and delivery, inspection, customization, modification and installation of the OptiNose Equipment at the Facility including all related communications with the suppliers of the OptiNose Equipment in order to ensure that the OptiNose Equipment meets the needs and objectives of OptiNose in respect of the Manufacturer’s manufacturing, assembly, quality testing, inspection and packaging of the Products pursuant to the Supply Contract, including without limitation meeting OptiNose’s prescribed timelines for commencement of such activities, provided that any delay in meeting such timelines is not due to the acts or omissions of OptiNose or those for whom the OptiNose is, in law, responsible (which, for the avoidance of doubt, shall not include the Manufacturer or its agents).

(b)                                 All costs associated with the delivery and installation of the OptiNose Equipment, including without limitation, capital investments related to the preparation of the Facility to incorporate the OptiNose Equipment, specifically and without limitation, work related to the installation of the OptiNose Equipment, modification, commissioning and validation of the Facility, computer systems and utilities, up to the amounts set forth on the budget attached hereto as Schedule “B”, [***].  Any amounts exceeding the aggregate budget attached hereto as Schedule “B” shall be approved by OptiNose.

3.2                               Standard of Care.  The Manufacturer shall use the same level of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use with respect to storage, use and maintenance and repair of the OptiNose Equipment. The Manufacturer shall take all [***] steps necessary or appropriate to protect the OptiNose Equipment from loss or damage.

3.3                               Operation and Maintenance of OptiNose Equipment.  During the term of this Agreement, the Manufacturer will:

(a)                                 operate and maintain the OptiNose Equipment in a prudent, reasonable, and efficient manner and in accordance with the operating manuals, recommendations, procedures and guidelines and in compliance with the applicable warranty terms and conditions of the vendors or manufacturers of such equipment;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)                                 provide all labour, parts and equipment necessary to inspect, manage, and perform Routine and Preventative Maintenance (where “Routine and Preventative Maintenance” means any task that is performed at a regular predefined interval on the Equipment in accordance with the written instructions of the Equipment manufacturer in order to ensure that the Equipment continues to perform its intended function). Without limiting the generality of the foregoing, [***]. Any and all costs associated with modifications to the Equipment as a result of written instructions from OptiNose and/or a change in specifications of the Product shall be at [***]. OptiNose shall assist the Manufacturer during the term of this Agreement in enforcing any and all warranties, guarantees, service contracts, licenses and representations given to OptiNose by the vendor or a manufacturer or supplier of the OptiNose Equipment with respect to the OptiNose Equipment;

(c)                                  maintain, at the Facility, the operating logs, records, and reports that document the operation and maintenance of the OptiNose Equipment, all in form and substance acceptable to OptiNose, acting reasonably; and

(d)                                 notify and communicate with OptiNose regarding the occurrence or reasonable belief of the imminent occurrence of an unplanned outage of the OptiNose Equipment and take all [***] action to prevent or to mitigate such unplanned outage and minimize any costs associated with repairs that may be required to the OptiNose Equipment.

3.4                               Audit and Inspection Rights.  OptiNose shall be entitled to conduct audits and/or inspections of the Facility and/or the OptiNose Equipment to ensure that the Manufacturer complies with its duties and obligations under this Agreement [***] during business hours on reasonable, and, if OptiNose will require assistance from the Manufacturer in conducting such audit and/or inspection, not less than [***], and without unreasonably interfering with the Manufacturer’s operations. OptiNose personnel and/or its agents shall be accompanied at all times by the Manufacturer’s personnel (which shall be made available by the Manufacturer) and shall act in accordance with any reasonable applicable Standard Operating Procedures set out by the Manufacturer. All such audits and/or inspections shall be subject to Manufacturer’s confidentiality and non-disclosure obligations to third party customers.

4.                                      INDEMNITY

4.1                               Indemnity.  The Manufacturer shall indemnify and hold harmless OptiNose, its affiliates and their respective directors and officers, employees, agents and representatives (collectively, the “Releasees”) from and against any and all liability, losses, costs, damages and expenses (including reasonable legal fees) causes of action, actions, claims, demands, lawsuits or other proceedings (collectively, the “Claims”) by whomever made, sustained, brought or prosecuted, [***], other than [***] to the extent (i) not arising from the negligence and/or willful misconduct of the Manufacturer or those for whom the Manufacturer is in law responsible (which, for the avoidance of doubt,  shall not include OptiNose or its agents), or (ii) arising from or relating to the negligence or willful misconduct of OptiNose or those for whom OptiNose is in law responsible (which, for the avoidance of doubt, shall not include the Manufacturer or its agents).  The Manufacturer covenants and agrees with the Releasees not to make claim or cross claim or to take proceedings against any other person, firm, partnership,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

business or company who or which might claim contribution from, or to be indemnified by any of the Releasees, under the provisions of any statute or otherwise.

4.2                               Further Indemnity.  Without limiting the generality of the foregoing, the Manufacturer shall indemnify the Releasees for the Manufacturer’s [***].

4.3                               Survival.  Notwithstanding any termination of this Agreement, Sections 4 and 5 of this Agreement shall survive and continue without limitation in time.

5.                                      GENERAL

5.1                               Entire Agreement.  This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth herein and therein, including work orders delivered pursuant to this Agreement, provided however that the obligations and duties of care of the Manufacturer hereunder are in addition to, and not in substitution for obligations and duties of care of the Manufacturer, as bailee, at law.  This Agreement may not be amended or modified in any respect except by written instrument signed by all Parties.

5.2                               No Waiver.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

5.3                               Further Assurances.  The Parties agree to do or cause to be done all acts or things and to provide such further documents or instruments required to implement and carry into effect this Agreement to its full extent.

5.4                               [***].  The Parties intend that title to the OptiNose Equipment held or stored for or on behalf of OptiNose pursuant to this Agreement shall remain in OptiNose at all times and that this Agreement shall be construed as a bailment agreement in all respects.  [***].

5.5                               Consent of the Manufacturer’s Creditors; No Further Liens.  The Parties recognize that certain of the Manufacturer’s creditors may from time to time hold interests in certain property and assets of the Manufacturer. By execution of this Agreement, the Manufacturer represents and warrants to OptiNose that, except as set forth on Schedule “D”, no such secured creditors of the Manufacturer hold currently effective liens or such other security interests on or in the Manufacturer’s assets.  For so long as any OptiNose Equipment is held or stored by the Manufacturer, if any secured creditor of the Manufacturer (other than OptiNose) hereinafter acquires a lien or security interest on or in any of the Manufacturer’s assets after the date hereof, the Manufacturer will promptly (and in advance of the creation of any such lien) notify OptiNose thereof in writing.  For so long as any OptiNose Equipment is held or stored by the Manufacturer, the Manufacturer shall obtain and provide to OptiNose the written acknowledgement, in all respects acceptable to OptiNose in its sole discretion, of the existence of this Agreement and the ownership by OptiNose of all of the OptiNose Equipment held or stored by the Manufacturer for or on behalf of OptiNose at the Facility from each such creditor.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.6                               Repair and Storage Liens Act.  The Parties agree that the transactions contemplated by this Agreement shall not create a lien or other encumbrance in the OptiNose Equipment or any part thereof pursuant to the Repair and Storage Liens Act (Ontario).

5.7                               Severability.  If any term, provision, covenant, condition, obligation or agreement of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable the remainder of this Agreement or the application of such terms, provisions, covenants, conditions, obligations or agreements to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected, impaired or invalidated thereby and each term, provision, covenant, condition, obligation and agreement of this Agreement shall be separately valid and enforceable to the fullest extent permitted by law.

5.8                               Assignment.  This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective personal representatives, successors (including any successor by reason of amalgamation of any Party) and permitted assigns.  This Agreement may be assigned by the Manufacturer only with the prior written consent of OptiNose, such consent not to be unreasonably withheld or delayed.  Any purported assignment by the Manufacturer without such consent shall be null, void and of no effect.

5.9                               Headings.  The insertion of headings herein and the division of this Agreement into sections are for convenience of reference only and shall not affect the interpretation hereof.

5.10                        Notices.  All notices, documents or other or other communications required or permitted to be given under this Agreement shall be in writing and shall be effectively given if sent by prepaid courier service or registered mail, delivered personally or sent by facsimile transmission or e-mail to the other Party as out forth below.

If to OptiNose:

OptiNose US, Inc.

1010 Stony Hill Road, Suite 375

Yardley PA

USA

19067

Attention:         CEO

Email:               peter.miller@optinose.com

And to:

Kevin Clayton

Partner, Hogan Lovells US LLP

Columbia Square, 555 Thirteenth Street, NW

Washington, DC 20004

Tel: +1 202 637 5600; Direct: +1 202 637 5489

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Fax: +1 202 637 5910

If to the Manufacturer:

Contract Pharmaceuticals Limited Canada

7600 Danbro Crescent

Mississauga ON

Canada

L5N 6L6

Attention:              CEO

Fax:                        1 905 821 7601

Email:                    kpaige@cplltd.com

Any such notice, document or other communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered personally, or on the day of facsimile transmission or sending by e-mail, provided that such day is not a Saturday or Sunday or a statutory holiday (“Business Day”) and the communication is so delivered, transmitted by facsimile or sent prior to 4:30 p.m. EST on such day.  Otherwise, such communication will be deemed to have been given and made and to have been received on the next Business Day if sent by courier, personal delivery, e-mail or fax, or on the third Business Day following the mailing thereof; provided that no such communication shall be mailed during any actual or apprehended disruption of postal services.

Each of the Parties hereto shall be entitled to specify a different address for purposes of this section only by giving notice in accordance with the terms hereof.

5.11                        Time.  Time is of the essence in this Agreement.

5.12                        Termination.  This Agreement may be terminated: (i) by either Party immediately upon written notice to the other Party if the other party has breached its obligations hereunder in any material respect and such breach has not been cured within a reasonable period of time; (ii) immediately, in the event that either Party is liquidated or dissolved; or is generally not paying its debts as such debts become due; or has filed against it in a court of competent jurisdiction a petition for an order for relief in bankruptcy or liquidation or reorganization; or makes a general assignment for the benefit of creditors; or there is entered against such Party an order for relief under the bankruptcy laws by a court of competent jurisdiction; or such Party commences a voluntary action under the bankruptcy laws or for the appointment or taking possession of a receiver, custodian, or trustee for such Party or with respect to all or substantially all of its assets; or a receiver, custodian, or trustee is appointed by a court of competent jurisdiction for such Party or with respect to all or substantially all of its assets; (iii) by either Party, for any reason, on [***] prior written notice provided a Supply Contract has been executed ; and (iv) upon the effective date of termination or expiration of the Supply Contract in accordance with its terms.  At any time after a notice of termination has been given or an event has occurred which, with the passage of time, will cause this Agreement to terminate, OptiNose shall have the right to require the Manufacturer, as soon as reasonably

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

practicable and in no more than [***] from the effective date of termination, to make available for removal by OptiNose or its designee the OptiNose Equipment then held at the Facility, free and clear of all liens (other than liens created by OptiNose).  In the event of termination by OptiNose pursuant to Sections 5.12(i) or 5.12(ii), such removal shall be at the Manufacturer’s sole cost and expense.

5.13                        Governing Law.  This Agreement shall be governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

5.14                        Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together constitute one and the same instrument.

[signature page to follow]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF the Parties have each executed and delivered this Agreement effective the date first written above.

OPTINOSE US, INC.

By:	/s/ Ramy Mahmoud
	Name:	Ramy Mahmoud
	Title:	President

(I have authority to bind the corporation)

CONTRACT PHARMACEUTICALS LIMITED CANADA

By:	/s/ Jan Sahai
	Name:	Jan Sahai
	Title:	Vice President Business Development

(I have authority to bind the corporation)

[Signature page of Master Bailment Agreement dated June 24, 2016]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

DELIVERY RECEIPT

This is to confirm that, as of the date hereof, Contract Pharmaceuticals Limited (the “Bailee”) has received at its facility located at 7600 Danbro Crescent Mississauga, ON L5N 6L6 [• - QUANTITY, TYPE AND DESCRIPTION OF PROPERTY] (“OptiNose Equipment”) for the account of OptiNose US, Inc. (“Customer”), as owner thereof, pursuant to the terms of the Master Bailment Agreement, dated as of                       , 2016, between Customer and the Bailee (as amended, modified, supplemented or restated from time to time, the “Bailment Agreement”).  The Bailee represents and warrants that it has segregated (as applicable), tagged and marked the OptiNose Equipment for purposes of identifying it as the Customer’s property in accordance with the terms of the Bailment Agreement.

Date:

CONTRACT PHARMACEUTICALS LIMITED CANADA

By:
Name:
Title:

(I have authority to bind the corporation)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B

HOLDING CERTIFICATE

In connection with the Master Bailment Agreement dated as of                        , 2016 (as amended, modified, supplemented or restated from time to time, the “Bailment Agreement”) between OPTINOSE US, INC. (“Customer”) and CONTRACT PHARMACEUTICALS LIMITED (the “Bailee”) pertaining to the delivery into storage of the OptiNose Equipment (as defined in the Bailment Agreement), the Bailee hereby acknowledges that, as of                   , 20      , it holds the following OptiNose Equipment at the Facility identified in the Bailment Agreement for the Customer, as owner, free and clear of all liens and encumbrances [***]:

OptiNose Equipment	Quantity

This Certificate constitutes a document of title under the Personal Property Security Act (Ontario).

The Bailee represents and warrants that the OptiNose Equipment identified herein is segregated (as applicable), tagged and marked in accordance with the Bailment Agreement.

Date:

CONTRACT PHARMACEUTICALS LIMITED CANADA

By:
Name:
Title:

(I have authority to bind the corporation)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE “A”

Description of OptiNose Equipment

1.              [***]; and

2.              [***].

(Quotations attached)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule B

Budget

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE “D”

Manufacturer Secured Creditors

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT D

Confidentiality Agreement

See attached.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

MUTUAL CONFIDENTIALITY AGREEMENT

THIS AGREEMENT is made on the June 26th, 2013.

BETWEEN:

(1)                                 OPTINOSE US INC. with a place of business at 1010 Stony Hill Road, Ste 375, 19067 Yardley, PA, USA- including its affiliates OptiNose AS whose registered office is situated at Austliveien 1, 0751 Oslo (mailing address: Pb 288 Roa, 0702 Oslo), Norway and OptiNose UK Ltd., Berkeley House, Hunts Rise, South Marston Park, Wiltshire SN3 4TG, UK) - (“OptiNose”); and

(2)                                 Contract Pharmaceuticals Limited Canada whose registered office is situated 1.4 at 7600 Danbro Crescent, Mississauga, Ontario, Canada L5N 6L6 (“Company”).

WHEREAS:

OptiNose and Company are entering into discussions to provide each other with information relating to formulation development and contract manufacturing (“the Project”) and in the course of the Project information of a confidential nature will be disclosed by OptiNose and Company to each other.

NOW IT IS HEREBY AGREED as follows:

1.                                      In consideration for each party disclosing information to the other, each party hereby agrees and undertakes:

(i)                                     to keep confidential all information of whatever nature provided to it by the other party or generated as a direct result of any work which may be undertaken by the other or which otherwise becomes known to it during the course of the Project including (for the avoidance of doubt and without limitation) any business plans for the exploitation of the Project, information relating to customers and suppliers of the disclosing party, the terms of business of the disclosing party, its business, financial, sales and marketing information, business systems, software data, plans, specifications and other technical information (“the Information”);

(ii)                                  not to use copy or retain any copies of Information, except for the purposes for which it is so provided or generated, without the prior written consent of the other;

(iii)                               to keep all Information in a safe and secure place; and

(iv)                              to ensure that Information is disclosed in confidence only to such of its employees as is essential for the purposes of the Project and that there is no disclosure of Information by its employees other than as is provided for in this Agreement.

2.                                      Each party hereby undertakes not to disclose any Information to any third party except with the prior written consent of the other party.

3.                                      The obligations contained in clauses above do not apply to any Information which is:

(i)                                     already known to either party prior to the commencement of the Project (but, for the avoidance of doubt, this exception shall not apply to any Information which became known to that party during the course of any previous discussions, negotiations or relationship with the other party);

(ii)                                  published or otherwise comes into the public domain otherwise than in consequence of a breach of this Agreement by either party or a breach of confidence by a third party;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii)                               required to be disclosed to the parties’ professional advisers provided that such professional advisers agree to be bound by the terms of this agreement;

(iv)                              received from a third party lawfully entitled to supply the same;

(v)                                 required to be disclosed pursuant to any law or regulation from time to time in force in the USA, Norway or the United Kingdom or on behalf of any competent regulatory authority or by a court of competent jurisdiction; or

(vi)                              developed by either party at any time independently of the Information disclosed to it by the other party by persons who have had no access to or knowledge of the Information.

4.                                      Any Information supplied to either party or copied by it for the purposes of the Project will be returned by the other party upon demand and in any case upon the cessation of the Project.

5.                                      The provisions of this Agreement shall remain in full force and effect for five years after the date of this Agreement.

6.                                      No licence is hereby granted by OptiNose or Company to the other of them either directly or indirectly in respect of (1) their respective existing intellectual property rights or the rights of any third party, (2) the subject-matter of the Project or (3) any intellectual property rights created in the course of the Project.

7.                                      The construction, validity and performance of this Agreement shall be governed in all respects in accordance with the laws of the State of New York. Any dispute concerning the interpretation of this Agreement shall be determined by the courts in the State of New York and the parties submit to the jurisdiction of that Court for such purpose.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS whereof this agreement has been entered into on the date inserted at the head of this Agreement.

Signed:	/s/ Peter Miller
For and on behalf of OptiNose US Inc.

By:	Peter Miller
Position:	President &CEO

Signed:	/s/ Jan Sahai
For and on behalf of Contract Pharmaceuticals Limited Canada

By:	Jan Sahai
Position:	Vice President, Business Development

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 1

OptiNose Equipment

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 2

Form of Batch Records

The Form of Batch Records are to be finalized by the Parties concurrent with or as soon as practicable after the finalization of each relevant Specification, with OptiNose providing its final written approval thereto.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 3

Hovione Inter Ltd. for API

Ximedica, LLC for liquid delivery subassemblies

Advanced Mold and Manufacturing Inc. (d/b/a Vision Technical Molding) for caps